UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2018

Lazydays Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38424	82-4183498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6130 Lazy Days Blvd.

Seffner, Florida 33584

(Address of Principal Executive Offices) (Zip Code)

(813) 246-4999

(Registrant’s Telephone Number, Including Area Code)

Andina II Holdco Corp.

250 West 57th Street

Suite 2223

New York, New York 10107

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into Material Definitive Agreement.

Merger Agreement

On March 15, 2018, Lazydays Holdings, Inc., formerly known as Andina II Holdco Corp. (“Holdco”), and Andina Acquisition Corp. II (“Andina”) consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 27, 2017 (“Merger Agreement”), by and among Andina, Holdco, Andina II Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc., a Delaware corporation (“Lazydays”), and, solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil, an individual, as described under the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 57 and 82, respectively, of the final proxy statement/prospectus/information statement (the “Proxy Statement/Prospectus/Information Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 15, 2018.

The Merger Agreement provided for (a) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (b) the merger of Merger Sub with and into Lazydays, with Lazydays surviving and becoming a direct, wholly-owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). Pursuant to the Merger Agreement:

●	upon the consummation of the Redomestication Merger, (i) each ordinary share of Andina was exchanged for one share of common stock, par value $0.0001 per share, of Holdco (the “Holdco Shares”), except for holders of Andina public shares who elected instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents (all as described below), (ii) each Andina right was exchanged for one-seventh of a Holdco Share and (iii) each Andina warrant was adjusted to entitle the holder to purchase one-half of one Holdco Share at a price of $11.50 per whole share; and

●	upon consummation of the Transaction Merger, the stockholders of Lazydays received their pro rata portion of: (i) 2,857,143 Holdco Shares; and (ii) $85,000,000 of cash, subject to adjustments based on Lazydays’ working capital and debt as of closing and adjustments in respect of any post-closing indemnification rights of Holdco and also subject to any such Holdco Shares and cash that are issued and paid to the Optionholders and the Bonus Payment Recipients (each as defined in the Merger Agreement).

The Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”).

Item 2.01 of this Report discusses the consummation of the Mergers and various other transactions and events contemplated by the Merger Agreement which took place on March 15, 2018 (the “Closing”) and is incorporated herein by reference.

Senior Secured Credit Facility

The information under Item 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 15, 2018, Andina held an extraordinary general meeting (the “Meeting”) at which the Andina shareholders considered and adopted, among other matters, proposals approving the Mergers. On March 15, 2018, the parties consummated the Mergers.

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At the Meeting, holders of 1,096,880 ordinary shares of Andina sold in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of $10.30 per share, or an aggregate of $11,297,864.

Simultaneously with Closing, Holdco consummated a series of securities purchase agreements with institutional investors for the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $94.8 million (the “PIPE Investment”) in a private placement. At Closing, Holdco issued an aggregate of 600,000 shares of Series A Preferred Stock of Holdco (with a stated value of $60.0 million), 3,993,479 Holdco Shares and five-year warrants to purchase an additional 2,503,937 Holdco Shares exercisable at $11.50 per share. The investors in the PIPE Investment were granted certain registration rights as set forth in the securities purchase agreements.

Immediately after giving effect to the Mergers, the conversion of Andina shares for cash and the PIPE Investment all as described above, there were 8,471,885 Holdco Shares issued and outstanding, 600,000 shares of Series A Preferred Stock of Holdco issued and outstanding, warrants (including pre-funded warrants) to purchase an aggregate of 5,998,436 Holdco Shares issued and outstanding and unit purchase options issued and outstanding exercisable to purchase an aggregate of 400,000 units at $10.00 per unit representing the right to receive an aggregate of 457,142 ordinary shares and 400,000 warrants to purchase 200,000 ordinary shares at $11.50 per share. Upon the Closing, Andina’s units, ordinary shares, rights and warrants ceased trading and the Holdco Shares began trading on the Nasdaq Capital Market under the symbol “LAZY”.

As noted above, the aggregate conversion price for holders of public shares electing conversion was paid out of Andina’s trust account, which had a balance immediately prior to the Closing of approximately $22 million. Of the remaining funds in the trust account and the proceeds from the PIPE Investment: (i) approximately $9.7 million was used to pay transaction expenses, (i) $86.7 million was used to pay the cash portion of the merger consideration to the former stockholders of Lazydays and (iii) the balance of approximately $9.0 million was released to Holdco to be used for working capital and general corporate purposes.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Holdco was immediately before the Mergers, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Holdco is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Mergers, unless otherwise specifically indicated or the context otherwise requires, and references to Holdco or the “Company,” “we,” “us” and “our” are intended to refer to Lazydays, unless the context clearly indicates otherwise.

Business

The Company operates Recreation Vehicle (“RV”) dealerships and offers a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. The Company generates revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV-repair and services, financing and insurance products, third-party protection plans, after-market parts and accessories, RV rentals and RV camping. The Company provides these offerings through its Lazydays branded dealerships. Lazydays is known nationally as The RV AuthorityTM, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013.

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The Company believes, based on industry research and management’s estimates, it operates one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, FL. The Company also operates RV dealerships in Tucson, AZ and three cities in Colorado, Loveland, Denver and Longmont. Lazydays offers the largest selection of RV brands in the nation featuring more than 2,500 new and pre-owned RVs. The Company has over 300 service bays across all locations and has RV parts and accessories stores at all locations. Lazydays also has RV rental fleets in all three markets and availability to two on-site campgrounds with over 700 RV campsites. The Company welcomes over 500,000 visitors to its dealership locations annually, and employs over 700 people at the five facilities. The Company’s dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. The Company believes its dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado and Arizona) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii.

The Company attracts new customers primarily through Lazydays dealership locations as well as digital and traditional marketing efforts. Once the Company acquires customers through a transaction, those customers become part of the Company’s customer database where the Company leverages customized CRM tools and analytics to actively engage, market and sell its products and services.

Company Strengths

The Iconic Brand. With over forty years of history dating back to 1976, Lazydays is an iconic, industry leading brand that is synonymous with the RV lifestyle and is known nationally as the RV AuthorityTM, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013. Based on a research report prepared by Russell Research in November / December 2017, Lazydays is the second most well-known R.V. dealership brand among a national audience of non-Lazydays customers surveyed. According to the report, over 85% of Lazydays customers and over 80% of prospective customers surveyed believe that Lazydays is among the category leaders in the industry. The Company’s consistent quality, breadth and depth of offerings, as well as its comprehensive range of RV lifestyle resources, have resulted in the Company’s customers having adoring loyalty to and lasting trust in the Company’s brands.

Comprehensive Portfolio of Products, Services and Protection Plans. The Company is a provider of a comprehensive portfolio of products, services, third-party protection plans and resources for RV enthusiasts. The Company offers more than 40,000 products and services through Lazydays dealership locations. The Company’s offerings are based on 41 years of experience and feedback from RV enthusiasts.

Customer Experience. Lazydays believes it has built its reputation on providing an outstanding customer experience with exceptional service and product expertise. One of the Company’s primary goals is to create “Customers for Life” by offering a unique purchasing experience that combines a large selection of RV inventory, the Company’s unique scenic facilities with multiple amenities and its customer focused, process-oriented approach to servicing the customer. Building a welcoming atmosphere that caters to the RV enthusiast community is an intangible element critical to the Company’s success, and the Company’s philosophy is thoroughly ingrained in and continually reinforced throughout its corporate culture at every level. As per a research report prepared by Russell Research in November / December 2017, over 70% of Lazydays customers and over 60% of prospective customers surveyed strongly agree that Lazydays provides a high quality customer experience. The Company believes that its customer-focused business model has resulted in a loyal, stable and growing customer base (as evidenced by the Company’s increase in RV unit deliveries 6,977 in 2016 to 7,391 in 2017) as well as a strong reputation within the RV community. Lazydays’ target customers are RV enthusiasts who are seeking a lifestyle centered around the RV.

Employee Service and Commitment. Lazydays has been recognized as a “Top 50 RV Dealer” by RVBusiness and as one of Tampa Bay’s “Top Work Places.” Lazydays believes its position as a top-rated dealer and workplace has been cultivated over decades, is very difficult to replicate and is a significant competitive advantage.

In 2005, Lazydays’ employees started the Lazydays Employee Foundation (the “Foundation”), a non-profit organization focused on making a positive impact in the lives of at-risk children. The Foundation is run exclusively by employees as volunteers and members of the Foundation’s board of directors, and their mission is to measurably change the lives of children by instilling hope, inspiring dreams and empowering them with education. The Foundation has donated more than $1.2 million to help disadvantaged children in Florida, Arizona and Colorado. The Company employees form “Dream Teams” of volunteers to lend hands on building projects, perform repair work for group homes or homeless shelters, cook and feed the needy, and engage in life enriching activities with at risk youth. The Foundation received the WEDU Be More…Brilliant Innovation Award, Be More…Relevant Best Use of Video Award, and the Be More…Encouraged Judge’s Choice Award, the 2016 Olin Mott Golden Heart award and was recognized with A Kid’s Place Guardian Angel Award. In 2017, the Foundation was awarded the distinguished Arthur J. Decio Humanitarian Award by Ally Financial Inc. for outstanding civil and community charity outreach.

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Leading Market Position and Scale. Lazydays believes it is one of the largest RV retailers in the United States. As per a research report prepared by Russell Research in November / December 2017, Lazydays is the second most well-known RV brand among the national audience. The Company’s scale and its long-term stability make it attractive to the Company’s original equipment manufacturers (“OEMs”), suppliers, financiers and business partners. The strong relationship with OEMs and suppliers enables the Company to negotiate attractive product pricing and availability. The Company also aligns with its OEMs on product development in which the Company leverages its customer base to provide feedback on new products. The Company’s scale and strong relationship with its financing and insurance partners enables it to offer extensive financing products and insurance plans that fit almost every customer’s needs.

Consistent Processes and Procedures. Lazydays utilizes a system of process documentation and implementation called the “Lazydays Way.” Lazydays believes that the Lazydays Way allows it to implement and maintain very efficient and consistent operating procedures across all of its dealerships.

Variable Cost Structure and Capital Efficient Model. Lazydays’ decentralized and flat management structure coupled with incentive programs focused on profitability have allowed Lazydays to achieve a highly variable cost structure. The Company’s digital marketing and analytics capabilities provides it with significant flexibility and meaningfully improves its marketing productivity and efficiency via targeted marketing programs. The Company believes its operating model leads to strong and stable margins through economic cycles, resulting in what it believes to be high cash flow generation, low capital expenditure requirements and strong returns on invested capital.

Experienced Team. Lazydays’ management team has extensive dealership and industry experience. The Company offers highly competitive compensation tightly tied to performance, which has allowed the Company to attract and retain its highly capable team.

Lazydays Offerings

New and Used Vehicles

New Vehicles: Lazydays offers a comprehensive selection of new RVs across almost the entire range of price points, classes and floor plans, from entry level travel trailers to Class A diesel pushers, at its dealership locations and on its website. Lazydays has formed strategic alliances with all leading RV manufacturers. The core brands that the Company sells, representing 89% of the new vehicles that were sold by the Company in 2017, are manufactured by Thor Industries, Winnebago Industries, Forest River, Inc., and Tiffin Motorhomes.

Used Vehicles: Lazydays sells a comprehensive selection of used RVs at its dealership locations. The primary source of used RVs is through trade-ins associated with the sale of new and used RVs. Lazydays is also very active in the used RV market and its extensive RV knowledge and experience allows Lazydays to buy used RVs at attractive prices. Used RVs are generally reconditioned in the Company’s service departments prior to sale. Used RVs that do not meet the Company’s standards for retail sale are wholesaled.

Dealership Finance and Insurance

Vehicle financing: Lazydays arranges for financing for vehicle purchases through third-party finance sources in exchange for a commission payable to it. Lazydays does not directly finance its customers’ purchases, and its exposure to loss in connection with these financing arrangements generally is limited to the commissions that it receives. For the year ended December 31, 2017, the Company arranged financing transactions for a majority of the total number of new and used units sold by it.

Protection Plans: Lazydays offers a variety of third-party protection plans and services to the purchasers of its RVs as part of the delivery process, including extended vehicle service contracts, tire and wheel protection, guaranteed auto protection (known as “GAP”, this protection covers the shortfall between a customer’s loan balance and insurance payoff in the event of a casualty) and property insurance. These products are primarily underwritten and administered by independent third parties. Lazydays is primarily compensated on a straight commission basis.

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Parts and Services and Other

Repair and Maintenance: In addition to preparing RVs for delivery to customers, Lazydays’ service and repair operations, with over 300 service bays, provide onsite general RV maintenance and repair services at all the Company’s dealership locations. Lazydays employs over 170 highly skilled technicians, with many of them being certified with the Recreational Vehicle Industry Association (“RVIA”) or the National RV Dealers Association (“RVDA”). The Company is equipped to offer comprehensive services and perform OEM warranty repairs for most RV components. The Company also maintains a body shop, cabinet shop, chassis shop and windshield and glass repair shop with specialized equipment and facilities.

Installation of parts and accessories: Lazydays’ full-service repair facilities enable Lazydays to install all parts and accessories sold at its dealership locations, including, among other items, towing and hitching products, satellite systems, braking systems, leveling systems and appliances. While other RV dealerships may be able to install RV parts and accessories and other retailers may be able to sell certain parts and accessories, Lazydays’ ability to both sell and install necessary parts and accessories affords the Company a competitive advantage over online retailers and big box retailers that do not have service centers designed to accommodate RVs and other RV dealerships that do not offer a comprehensive inventory of parts and accessories.

Collision repair: Lazydays offers collision repair services in all markets and the Company’s Tampa, Florida, Tucson, Arizona and Loveland, Colorado locations are equipped with full body paint booths. Lazydays’ facilities are equipped to offer a wide selection of collision repair services, including fiberglass front and rear cap replacement, windshield replacement, interior remodel solutions and paint work. The Company can perform collision repair services for a wide array of insurance carriers.

Parts and Accessories Store: With sizable parts and accessories inventory, in addition to a fully stocked onsite retail and accessory stores and access through the Lazydays’ networks for hard to find parts, Lazydays provides new and pre-owned RV buyers the option of dealer installed accessories, such as tow hitches, satellite dishes and specialized suspension systems that can be included in each buyer’s financing or aftermarket through the Lazydays retail store footprint. The Company believes that its Tampa, Florida Accessories & More store is among the largest aftermarket parts and accessories stores in the state of Florida.

RV Rentals: Lazydays offer consumers interested in the RV lifestyle a fleet of vehicles available for rent. Lazydays’ rentals offer comprehensive amenities allowing for a more premier camping experience and an introduction to the RV lifestyle. Lazydays offers unlimited mileage and trip planning services and add-ons such as outdoor living, kitchen and linen packages.

RV Campground: Lazydays also operates the Lazydays RV Resort at its Tampa, Florida location. Also known as the Lazydays RV Campground, the Lazydays RV Resort includes amenities designed to allow guests to relax and unwind, or enjoy fun activities as a family. The resort offers 300 RV sites with full 50-amp hookups, a full-time activities coordinator, sports courts, trolley service to and from the Lazydays dealership, and a screened and heated pool. The resort also offers rental units that can comfortably accommodate up to 6 people with one and a half bathrooms, full indoor and outdoor kitchens and other amenities. The resort also operates on site restaurants.

Growth Strategy

Grow the Company’s Customer Base. Lazydays believes its strong brands, market position, ongoing investment in its service platform, broad product portfolio and full array of RV offerings will continue to provide it with competitive advantages in targeting and capturing a larger share of consumers in addition to the growing number of new RV enthusiasts that will enter the market. The Company continuously works to attract new customers to its existing dealership locations through targeted integrated digital and traditional marketing efforts, attractive offerings and access to its wide array of resources for RV enthusiasts. The Company has focused specifically on marketing to the fast-growing demographics of retiring baby boomers and younger millennial and Generation X market entrants. The Company also markets to these segments through partnership marketing efforts and its sponsorships of college and professional athletic events, music festivals, motorsports events, RV campsites across the country, and other RV lifestyle efforts.

Greenfield Dealership Locations. Lazydays may establish dealership locations in new and existing markets to expand its customer base. Target markets and locations are identified by employing proprietary data and analytical tools. The Company believes there is ample white space for additional development opportunities. The Company intends to open greenfield sites that will grow its customer base and present attractive risk-adjusted returns and significant value-creation opportunities.

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Dealership Location Acquisitions. The RV dealership industry is highly fragmented with many independent RV dealers. The Company has used, and plans to continue to use acquisitions of independent dealers as a fast and capital efficient alternative to new dealership location openings to expand its business and grow the Company’s customer base. Lazydays believes its experience and scale allow it to operate acquired locations efficiently. Lazydays intends to continue to pursue acquisitions that will grow its customer base and present attractive risk-adjusted returns and significant value-creation opportunities.

Service and Collision. Lazydays believes that its service and repair capabilities represent a significant opportunity for incremental revenue growth, especially as the Company grows geographically. Lazydays frequently welcomes customers who travel from across the country to have their vehicles serviced by Lazydays’ team of service and repair professionals. As a result, the service and repair department serves as a means of attracting potential customers to the Lazydays facilities and offers greater additional sales opportunities for Lazydays.

Parts and Accessories Store “Accessories & More”. Aftermarket RV parts and accessories are typically under-represented at RV dealerships. The Company believes that parts and accessories are an important part of the RV lifestyle and serve to engage customers with the Lazydays brand outside of the typical RV buying and servicing cycle. The Company understands that RV owners need a reliable resource for RV necessities and products that make their camping experience more enjoyable. Lazydays stores have expansive offerings and provide access to RV product experts to assist RV owners in their RV lifestyle needs. Lazydays believes that the “Accessories & More” strategy encompasses all of the needs of the RV consumer.

RV Rentals. Renting RVs continues to grow in popularity as a cost-effective vacation alternative. Lazydays has a fleet of vehicles available for rental at four dealership locations. The Company’s rental vehicles have a robust amenity offering and the Company’s value proposition includes unlimited mileage, add-ons and trip planning for consumers resulting in a superior rental experience. Lazydays believes that RV rentals drive interest in the RV lifestyle and provides an opportunity to introduce new customers to the Lazydays brand. Lazydays is well positioned to take advantage of this growing opportunity.

Leverage the Company’s scale and cost structure to improve operating efficiency. As Lazydays grows, it is positioned to leverage its scale to achieve competitive operating margins. The Company manages its new and used RV inventories so that its dealerships’ supply and mix of vehicles are in line with seasonal sales trends and minimize the Company’s carrying costs. In addition, the Company leverages its scale to reduce costs related to purchasing certain equipment, supplies, and services through national vendor relationships.

Customers and Markets

The RV industry is characterized by RV enthusiasts’ investment in, and steadfast commitment to, the RV lifestyle. The estimated number of U.S. households that own an RV is approximately 9 million.

Owners invest in insurance, extended service contracts, parts and accessories, roadside assistance and regular maintenance to protect and maintain their RVs. They typically invest in new accessories and the necessary installation costs as they upgrade their RVs. They also spend on services and resources as they plan, engage in, and return from their road trips. Furthermore, based on industry research and management’s estimates, the Company believes that RV owners typically trade-in to buy another RV every four to five years.

Per the RVIA 2016 Industry Profile, the RV industry had another strong year in 2016 as wholesale shipments were reported at 430,691 units, up 15.1% over 2015 and the highest total in 10 years. The strong performance in the RV industry continued the longest period of sustained growth for the RV industry, which is now at seven years. The retail value of all 2016 wholesale shipments exceeded $17.7 billion, a gain of more than 7% over the $16.5 billion total recorded in 2015 to provide further evidence of the robust health of the RV market. There are two main categories of RVs: motorhomes (motorized units) and towables (units that are towed behind a car, SUV or pickup). Motorized units include Class C Motorhomes, with prices for new units typically ranging from $60,000 to $120,000, Class A Gas Motorhomes, with prices for new units typically ranging from $75,000 to $160,000, Class A Diesel Motorhomes, with prices for new units typically ranging from $150,000 to $500,000, and Class B Motorhomes, with prices for new units typically ranging from $75,000 to $145,000. Towable units include travel trailers with prices for new units typically ranging from $8,000 to $60,000 and fifth wheel trailers, with prices for new units typically ranging from $24,000 to $90,000. RV manufacturers are now producing more innovative models, such as lightweight towables and smaller, fuel efficient motorhomes. In addition, green technologies, such as solar panels and energy efficient components are appearing on an increasing number of RVs.

Generally, used RVs are sold at a lower price level than comparable new RVs and the sale of used RVs has historically been more stable through business cycles than the sale of new vehicles.

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Lazydays believes RV trips remain the least expensive type of vacation and allow RV owners to travel more while spending less. RV trips offer savings on a variety of vacation costs, including, among others, airfare, lodging and dining. While fuel costs are a component of the overall vacation cost, the Company believes fluctuations in fuel prices are not a significant factor affecting a family’s decision to take RV trips. Per the RVIA, Lazydays believes the average annual mileage use of an RV is between 3,000 miles and 5,000 miles.

RV ownership is multi-generational with the strongest sales among the baby boomer and Generation X (age 35-74) segments. The Company has also experienced strong year over year growth among the younger millennial and Generation X age groups. Based on RVIA industry data, robust growth was built on both an expansion of the traditional market as well as on an extension to new entrants that are younger and more ethnically diverse. The RV lifestyle has become more inclusive, providing more leisure options to every generation at an affordable price. Historically sales were built on strong economic gains. Recent volume increases have been influenced by the appeal of the changes in the size, options and features in the units created by RV manufacturers and suppliers. RV sales will continue to benefit from the aging baby-boomers as well as millennials. The number of consumers between the ages of 55 and 74 will total 79 million by 2025, 15% higher than in 2015, and the number between age 30 and 45 will total 72 million by 2025, 13% higher than in 2015.

Competition

The Company believes that the principal competitive factors in the RV industry are breadth and depth of product selection, value pricing, convenient dealership locations, technical services and customer service and experience. The Company competes directly and/or indirectly with RV dealers, RV service providers, RV rental operators, and RV parts and accessories retailers. One of the Company’s direct competitors, Camping World Holdings, Inc., is a publicly listed company that is listed on the New York Stock Exchange. Additional competitors may enter the businesses in which the Company currently operates.

Lazydays RV Dealerships

As of December 31, 2017, the Company operated five Lazydays dealership locations across three states. The Company’s dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado and Arizona) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii. Generally, the Company’s dealership locations provide RV repair and installation services, collision repair, parts, and accessories for RVs and RV enthusiasts, RV rentals and all the Company’s locations sell new and used RVs. The Company believes its dealership strategy of offering a comprehensive range of RV parts, services, accessories, products, rentals and new and used RVs, generates powerful cross-selling opportunities.

Dealership Design and Layout

The Company’s dealership locations range in size from approximately 14,000 to 384,000 square feet and are situated on 6 to 126 acres. The Company’s dealership locations feature service centers staffed with expert, in-house trained product specialists and are equipped with merchandise demonstrations to assist in educating customers about RV performance products. The Company’s dealership locations also provide opportunities to promote a more interactive and consultative selling environment. The Lazydays staff is trained to cross-sell and explain the benefits of the Company’s breadth of services, protection plans and products to which the Company’s customers have become accustomed, such as extended service contracts, emergency roadside assistance products, club memberships, discount camping and travel assistance.

The Company regularly refreshes its dealership locations to enhance the customers’ shopping experience and maximize product and service offerings. New products and services are introduced to capitalize on the advances of the RV industry and to satisfy needs of the Company’s customers. Store dress, promotional signage and directional signage are also periodically refreshed to further enhance the Lazydays customer shopping experience at Lazydays dealership locations.

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Expansion Opportunities and Site Selection

The Company’s disciplined expansion and acquisition strategy focuses on growing its geographic footprint and customer base. The Company believes it has developed a rigorous and flexible process that employs exclusive data and analytical tools to identify target markets for new store openings and acquisitions. The Company selects sites for new locations or evaluates acquisition opportunities based on criteria such as local demographics, traffic patterns, proximity to RV parks and campgrounds, proximity to major interstates, analytics from the Company’s customer database, RV sales and registrations, product availability and availability of attractive acquisition and/or lease terms. Members of the Lazydays development team spend considerable time evaluating markets and prospective sites.

Dealership Management and Training

The Company’s Vice President, National General Manager oversees all dealership operations. The Company’s Vice President, National General Manager has over 37 years of experience in the RV industry and has been employed by Lazydays for over 4 years.

Each dealership location employs a General Manager or a General Sales Manager (in either case, the “GM”) that has responsibility for the daily operations of the dealership location. Areas of responsibility include inventory management, hiring, associate training and development, maintenance of the facilities, customer service and customer satisfaction. A GM’s management team includes a sales manager, a parts and accessories manager, a service manager, and a finance and insurance manager to help oversee the operations of each dealership location department. A typical Lazydays dealership location employs approximately 20 to 80 full-time equivalent employees.

The Company employs a Vice President, Operations and Supply Chain and a centralized inventory management team to oversee the Company’s RV inventory and provide consistency and controls in the forecasting, ordering, purchasing and distribution of RV inventory.

The Company employs a Vice President, General Manager-RV Accessories and Rentals and a centralized RV accessories and rentals management team to oversee the Company’s RV accessories retail store operations, the Company’s rental operations and all incoming customer inquiries to provide consistency in how the Company sets up and operates its RV accessory and rental operations at each dealership. This allows the Company to provide a consistent customer service experience at all Lazydays dealerships.

The Company is constantly seeking to add top talent by partnering with local school districts, trade schools, military bases and community organizations. The interview process identifies current and future candidates, hiring talented people that are customer focused. The Company identifies hard to fill positions and has taken a proactive approach to creating viable candidates with its Tech U and Sales U programs. Through its Tech U and Sales U programs, the Company enrolls students with technical aptitude and provides them training to successfully complete industry certification courses and prepare them for a career as an RV technician or a successful sales partner.

Once hired, the Company continues to provide extensive training programs and opportunities for its employees, including, among others, new-hire training and orientations, institutionalized monthly e-learning and training modules, and certification programs for the Company’s RV technicians.

Product Sourcing and Distribution

Sourcing

New and Used RVs

The Company generally acquires new RVs for retail sale directly from the applicable manufacturer. Lazydays has strategic contractual arrangements with many of the leading RV manufacturers. Lazydays maintains a central inventory management and purchasing group to manage and maintain adequate inventory levels and mix. RVs are transported directly from a manufacturer’s facility to Lazydays dealership locations via a third-party transportation company.

Lazydays’ strategy is to partner with financially sound manufacturers that make quality products, have adequate manufacturing capacity and distribution, and maintain an appropriate product mix.

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Lazydays’ supply arrangements with OEMs are typically governed by dealer agreements, which are customary in the RV industry. The Company’s dealer agreements with OEMs are generally made on a location-by-location basis. The terms of these dealer agreements are typically subject to Lazydays, among other things, meeting all the requirements and conditions of the dealer agreement, maintaining certain sales objectives, performing services and repairs for owners of the manufacturer’s RVs that are still under manufacturer warranty, carrying the manufacturer’s parts and accessories needed to service and repair the manufacturer’s RVs in stock at all times, actively advertising and promoting the manufacturer’s RVs and indemnifying the manufacturer under certain circumstances. Lazydays’ dealer agreements generally designate a specific geographic territory, exclusive to Lazydays, provided that Lazydays meets the material obligations of the dealer agreement. Wholesale pricing is generally established on a model year basis and is subject to change in the manufacturer’s sole discretion. In certain cases, the manufacturer may also establish a suggested retail price, below which the Company cannot advertise that manufacturer’s RVs.

Lazydays generally acquires used RVs from customers, primarily through trade-ins, as well as through private sales, auctions, the Company’s rental inventory and other sources, and the Company generally reconditions used RVs acquired for retail sale in its parts and service departments. Used RVs that Lazydays does not sell at Lazydays dealership locations generally are sold at wholesale prices through auctions.

Lazydays finances the purchase of substantially all the Company’s new RV inventory from OEMs through the Floor Plan Facility. Used vehicles may also be financed from time to time through the Floor Plan Facility. For more information on the Floor Plan Facility, see “Description of Certain Indebtedness — Floor Plan Facility” below.

Parts and Accessories

The purchasing activities for the Company’s parts and accessories departments are focused on RV maintenance products, outdoor lifestyle products, RV parts and accessories, such as, among others, generators and electrical, satellite receivers and GPS systems, towing and hitching products and RV appliances, essential supplies and other products and services necessary or desirable for the RV lifestyle. The Company maintains central purchasing functions to manage inventory, product-planning, allocate merchandise to the Company’s dealership locations and oversee the replenishment of basic merchandise. The Company has no long-term purchase commitments. The Company leverages its scale to reduce costs related to purchasing certain equipment, supplies, and services through long-standing, continuous relationships with its largest vendors.

Marketing and Advertising

The Company markets its product offerings through integrated marketing campaigns across all digital and traditional marketing disciplines, with an emphasis on digital. The Company’s marketing efforts include its website, paid and organic search efforts, email, social media, online blog and video content, TV, radio, billboards, direct mail, telemarketing, retail point of sale, promotional events, RV shows and rallies, advertisements in national and regional industry publications, vendor co-op advertising programs and personal solicitations and referrals. Lazydays also has numerous exclusive sponsorship and partnership relationships with various RV lifestyle properties and events, including college sports teams, National Football League teams, music festivals, RV campsites across the country, motorsports events, and others. The Company currently has a segmented marketing database of over 1.2 million RV owners and prospects. Lazydays’ principal marketing strategy is to capitalize on its broad name recognition, unique brand positioning, extensive product selection, differentiated value proposition and exclusive benefits, and high quality customer experience among RV owners. As per a research report prepared by Russell Research in November / December 2017, over 70% of Lazydays customers and over 60% of prospective customers surveyed strongly agree that Lazydays provides a high quality customer experience.

The Company uses data-driven marketing methods and review results by marketing discipline and campaign, by geographic market and by business on an ongoing basis to enhance and update the Company’s efforts to optimize its marketing effectiveness and productivity.

The Company currently operates an extensive responsive RV lifestyle-related website that provides an exceptional user experience on all types of digital devices. The Company’s total website traffic the last 12 months through February 28, 2018 was approximately 9.3 million with approximately 5.1 million unique visitors. The Lazydays website features over 2500 new and preowned RVs, as well as information regarding Lazydays’ RV service capabilities, RV rentals, parts and accessories, Lazydays’ RV resort, and RV seminars and classes schedule. The Lazydays website also includes The RV AuthorityTM blog, video content, RV trip planning and other RV lifestyle associated content. The Lazydays website and many other digital marketing efforts provide RV owners and enthusiasts with the most expansive access to RV related content in the industry.

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Customer Service

Lazydays strives to exceed expectations by providing the best overall customer experience throughout every interaction with the Company. The Company believes customer service and access to a live person is a critical component of Lazydays’ digital marketing, sales, service and rental operations, and to achieving a best-in-class customer experience. The Company’s sales and customer service centers are multi-channel, full-service contact centers. RV enthusiasts can visit Lazydays locations, call, email, internet chat, text and use social media to contact Lazydays regarding products, services, protection plans, rentals, concerns and anything else related to the RV lifestyle. RV enthusiasts can also speak with Lazydays customer service specialists for help with aftermarket accessory orders, install scheduling and to receive answers to questions and to make purchases for any product and install services offered through the Lazydays website.

Lazydays’ contact center specialists are extensively trained to assist customers with complex orders and provide a level of service that leads to long-term customer relationships. In addition, Lazydays’ quality assurance team monitors contacts daily and provides the leadership team with tools to maintain sales and service standards. With low turnover, the Company retains employees longer than the industry average, which the Company believes allows its callers to be assisted by experienced contact center agents who are familiar with the RV lifestyle and Lazydays’ services, protection plans and products.

Management Information Systems

The Company utilizes multiple computer systems to support its operations, including a third-party dealer management system, point-of-sale registers (“POS”), enterprise resource planning system, supply chain management tools, CRM, robust rental reservation system, marketing database and other business intelligence tools. In addition, the Company utilizes proprietary systems and data warehouses to provide analytical views of its data.

To support the applications, the Company has multiple data centers and cloud services with advanced servers, storage and networking capabilities, giving the Company the ability to scale quickly to meet demand. The Company has a secure wide area network that facilitates communication within and between its offices and provides both voice and data services. The Company’s business critical systems are replicated in real time and all systems are protected with on and off-site backups.

A database containing all customer activity across the Company’s various businesses and programs has been integrated into its website and contact centers. Comprehensive information on each customer, including a profile of the purchasing activities, is made available to drive future sales. The Company utilizes information technology and analytics to actively market and sell multiple products and services to its customers, including list segmentation and merge and purge programs, to select prospects for email and direct mail solicitations and other direct marketing efforts.

The Company’s management information systems and electronic data processing systems consist of an extensive range of retail, financial and merchandising systems, including purchasing, inventory distribution and logistics, sales reporting, accounts payable and merchandise management. The Company’s POS and dealer management systems report comprehensive data in near real time to the Company’s data warehouses, including detailed sales volume, inventory information by product, merchandise transfers and receipts, special orders, supply orders and returns of product purchases to vendors. The Company can capture associated sales and reference to specific promotional campaigns. Lazydays management monitors the performance of each dealership location to evaluate inventory levels, determine markdowns and analyze gross profit margins by product.

Trademarks and Other Intellectual Property

The Company owns a variety of registered trademarks and service marks related to its brands and its services, protection plans, products and resources, including Lazydays, Lazydays The RV AuthorityTM, Lazydays RV Accessories & More, Crown Club, and Exit 10, among others. The Company also owns numerous domain names, including Lazdays.com, LazydaysRVSale.com, LazydaysEvents.com, LazydaysService.com, RVPlace.com, and RVListings.com, among many others. The Company believes that its trademarks and other intellectual property have significant value and are important to its marketing efforts. The Company is not aware of any material pending claims of infringement or other challenges to the Company’s right to use its intellectual property in the United States or elsewhere.

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Government Regulation

The Company’s operations are subject to varying degrees of federal, state and local regulation, including the Company’s RV sales, vehicle financing, outbound telemarketing, email, direct mail, roadside assistance programs, extended vehicle service contracts and insurance activities. These laws and regulations include consumer protection laws, so-called “lemon laws,” privacy laws, escheatment laws, anti-money laundering laws and other extensive laws and regulations applicable to new and used vehicle dealers, as well as a variety of other laws and regulations. These laws also include federal and state wage and hour, anti-discrimination and other employment practices laws. Furthermore, new laws and regulations, particularly at the federal level, may be enacted that could also affect the Company’s business.

Motor Vehicle Laws and Regulations

The Company’s operations are subject to the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and the rules and regulations of various state motor vehicle regulatory agencies. The Company is also subject to federal and state consumer protection and unfair trade practice laws and regulations relating to the sale, transportation and marketing of motor vehicles. Federal, state and local laws and regulations also impose upon vehicle operators’ various restrictions on the weight, length and width of motor vehicles that may be operated in certain jurisdictions or on certain roadways. Certain jurisdictions also prohibit the sale of vehicles exceeding length restrictions. Federal and state authorities also have various environmental control standards relating to air, water, noise pollution and hazardous waste generation and disposal.

The Company’s financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity laws and regulations as well as state and local motor vehicle finance laws, leasing laws, installment finance laws, usury laws and other installment sales and leasing laws and regulations, some of which regulate finance and other fees and charges that may be imposed or received in connection with motor vehicle retail installment sales. Claims arising out of actual or alleged violations of law may be asserted against the Company or its dealership locations by individuals, a class of individuals, or governmental entities and may expose the Company to significant damages or other penalties, including revocation or suspension of the Company’s licenses to conduct dealership operations and fines.

The Dodd-Frank Act, which was signed into law on July 21, 2010, established the Consumer Financial Protection Bureau (“CFPB”), an independent federal agency funded by the United States Federal Reserve with broad regulatory powers and limited oversight from the United States Congress. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers, in particular, their sale and marketing of finance and insurance products, through its regulation of automotive finance companies and other financial institutions. In March 2013, the CFPB issued supervisory guidance highlighting its concern that the practice of automotive dealers being compensated for arranging customer financing through discretionary markup of wholesale rates offered by financial institutions (“dealer markup”) results in a significant risk of pricing disparity in violation of the Equal Credit Opportunity Act (“ECOA”). The CFPB recommended that financial institutions under its jurisdiction take steps to address compliance with the ECOA, which may include imposing controls on dealer markup, monitoring and addressing the effects of dealer markup policies, and eliminating dealer discretion to markup buy rates.

Insurance Laws and Regulations

As a marketer of insurance programs, the Company is subject to state rules and regulations governing the business of insurance including, without limitation, laws governing the administration, underwriting, marketing, solicitation and/or sale of insurance programs. The insurance carriers that underwrite the programs that the Company sells are required to file their rates for approval by state regulators. Additionally, certain state laws and regulations govern the form and content of certain disclosures that must be made in connection with the sale, advertising or offering of any insurance program to a consumer. The Company is required to maintain certain licenses to market insurance programs.

Marketing Laws and Regulations

The Federal Trade Commission (the “FTC”) and each of the states have enacted consumer protection statutes designed to ensure that consumers are protected from unfair and deceptive marketing practices. Lazydays reviews all of its marketing materials for compliance with applicable FTC regulations and state marketing laws.

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Environmental, Health and Safety Laws and Regulations

The Company’s operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and propane. Consequently, the Company’s business is subject to a variety of federal, state and local requirements that regulate the environment and public health and safety.

Most of the Lazydays dealership locations utilize aboveground storage tanks, and to a lesser extent underground storage tanks, primarily for petroleum-based products. Storage tanks are subject to periodic testing, containment, upgrading and removal requirements under the Resource Conservation and Recovery Act and its state law counterparts. Clean-up or other remedial action may be necessary in the event of leaks or other discharges from storage tanks or other sources. In addition, water quality protection programs under the federal Water Pollution Control Act (commonly known as the Clean Water Act), the Safe Drinking Water Act and comparable state and local programs govern certain discharges from some of the Company’s operations. Similarly, air emissions from the Company’s operations, such as RV painting, are subject to the federal Clean Air Act and related state and local laws. Certain health and safety standards promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and related state agencies also apply to certain of the Company’s operations.

Although the Company incurs costs to comply with applicable environmental, health and safety laws and regulations in the ordinary course of its business, the Company does not presently anticipate that these costs will have a material adverse effect on its business, financial condition or results of operations. The Company does not have any material known environmental commitments or contingencies.

Insurance

The Company utilizes insurance to provide for the potential liabilities for workers’ compensation, product liability, general liability, business interruption, property liability, director and officers’ liability, cyber, environmental issues, vehicle liability and employee health-care benefits. Liabilities associated with the risks that are retained by the Company are estimated, in part, by considering historical claims experience, demographic factors, severity factors and other assumptions. The Company’s results could be adversely affected by claims and other expenses related to such plans and policies if future occurrences and claims differ from these assumptions and historical trends.

Employees

As of December 31, 2017, Lazydays had approximately 775 full-time employees. None of the Lazydays employees are represented by a labor union or are party to a collective bargaining agreement, and Lazydays has not had any labor-related work stoppages. The Company believes that its employee relations are in good standing.

Properties

Although the Company owns the property in its Arizona location, the Company typically leases all the real estate properties where it has operations. The Company’s real property leases generally provide for fixed monthly rents with annual escalation clauses and multiple renewal terms of 5 or 20 years each. The leases are typically “triple net” requiring the Company to pay real estate taxes, insurance and maintenance costs.

The table below sets forth certain information concerning the Company’s leased dealership locations.

Location	Acres	Square Feet	Term (years)	Initial Expiration
FL	126	384,000	20	2035
CO	28	129,300	5	2020
CO	11	14,150	5	2020
CO	6	18,699	5	2020

Legal Proceedings

The Company is engaged in various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to employment related matters, breach of contracts, products liability and consumer protection. The Company does not believe that the ultimate resolution of these pending claims will have a material adverse effect on the Company’s business, financial condition or results of operations. However, litigation is subject to many uncertainties, and the outcome of certain individual litigated matters may not be reasonably predictable and any related damages may not be estimable. Some litigation matters could result in an adverse outcome to the Company, and any such adverse outcome could potentially have a material adverse effect on the Company’s business, financial condition and results of operations.

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Seasonality

The Company has experienced, and expects to continue to experience, variability in revenues and net income as a result of annual seasonality in the Company’s business. Because RVs are used primarily by vacationers and campers, demand for services, third-party protection plans, products and resources generally decline in the north during the winter season and decline in the south during the summer season. Sales and profits are generally highest during the winter months because the Company’s largest dealerships are in the south although sales and profits are becoming more consistent throughout the year as the Company expands geographically. For further discussion, see “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Seasonality” below.

Risk Factors

This Report on Form 8-K (“Form 8-K”) and the risk factor below contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements provide current expectations of future events based on certain assumptions and are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

Unless otherwise stated, references to particular years, quarters, months or periods refer to the Company’s fiscal years ended December 31st and the associated quarters, months and periods of those fiscal years.

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Form 8-K, before deciding to invest in our securities. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our securities could decline and you may lose all or part of your investment.

Risks Related to Lazydays’ Business

The Company’s business is affected by the availability of financing to it and its customers.

The Company’s business is affected by the availability of financing to it and its customers. Generally, RV dealers, including the Company, finance their purchases of inventory with financing provided by lending institutions. As of December 31, 2017, the Company has up to $140.0 million in committed financing under a floor plan financing facility (the “Floor Plan Facility”). As of December 31, 2017, the Company had $105.2 million floor plan notes payable outstanding with $34.8 million of additional borrowing capacity under the Floor Plan Facility. As of December 31, 2017, substantially all of the invoice cost of new RV inventory and 15% of book value of used RV inventory was financed under the Floor Plan Facility. On March 15, 2018, the Company entered into a new floor plan facility with a new bank which increased the committed financing to $175 million. A decrease in the availability of this type of wholesale financing or an increase in the cost of such wholesale financing could prevent the Company from carrying adequate levels of inventory, which may limit product offerings and could lead to reduced sales and revenues.

Furthermore, many of the Company’s customers finance their RV purchases. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand, especially for RVs, and may continue to do so. There continue to be fewer lenders, more stringent underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions or the credit worthiness of the Company’s customers worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of the Company’s products and have a material adverse effect on the Company’s business, financial condition and results of operations.

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Fuel shortages, or high prices for fuel, could have a negative effect on the Company’s business.

Gasoline or diesel fuel is required for the operation of RVs. There can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of or tax on these petroleum products will not significantly increase in the future. Shortages of gasoline and diesel fuel have had a material adverse effect on the RV industry as a whole in the past and any such shortages or substantial increases in the price of fuel could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company’s success will depend to a significant extent on the well-being, as well as the continued popularity and reputation for quality, of the Company’s manufacturers, particularly Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc..

Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc. supplied approximately 29%, 27%, 21%, and 15%, respectively, of the Company’s new RV inventory as of December 31, 2017. The Company depends on its manufacturers to provide it with products that compare favorably with competing products in terms of quality, performance, safety and advanced features. Any adverse change in the production efficiency, product development efforts, technological advancement, marketplace acceptance, reputation, marketing capabilities or financial condition of the Company’s manufacturers could have a substantial adverse impact on the Company’s business. Any difficulties encountered by any of the Company’s manufacturers resulting from economic, financial, or other factors could adversely affect the quality and amount of products that they are able to supply to the Company and the services and support they provide to the Company.

The interruption or discontinuance of the operations of the Company’s manufacturers could cause the Company to experience shortfalls, disruptions, or delays with respect to needed inventory. Although the Company believes that adequate alternate sources would be available that could replace any manufacturer as a product source, those alternate sources may not be available at the time of any interruption, and alternative products may not be available at comparable quality and prices.

Any change, non-renewal, unfavorable renegotiation or termination of the Company’s supply arrangements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance.

The Company’s supply arrangements with manufacturers are typically governed by dealer agreements, which are customary in the RV industry. The Company’s dealer agreements with manufacturers are generally made on a location-by-location basis, and each retail location typically enters into multiple dealer agreements with multiple manufacturers. The terms of the Company’s dealer agreements are typically subject to:

● the Company meeting all the requirements and conditions of the manufacturer’s applicable programs;

● the Company meeting certain retail sales objectives;

● the Company performing services and repairs for all owners of the manufacturer’s RVs (regardless from whom the RV was purchased) that are still under warranty and the Company carrying the manufacturer’s parts and accessories needed to service and repair the manufacturer’s RVs in stock at all times;

● the Company actively advertising and promoting the manufacturer’s RVs; and

● the Company indemnifying the manufacturer under certain circumstances.

The Company’s dealer agreements designate a specific geographical territory for the Company, exclusive to the Company, provided that the Company is able to meet the material obligations of the applicable dealer agreement.

In addition, many of the Company’s dealer agreements contain contractual provisions concerning minimum advertised product pricing for current model year units. Wholesale pricing is generally established on a model year basis and is subject to change in the manufacturer’s sole discretion. In certain cases, the manufacturer may also establish a suggested retail price, below which the Company cannot advertise that manufacturer’s RVs. Any change, non-renewal, unfavorable renegotiation or termination of these dealer agreements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance.

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The Company’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

The Company depends on consumer discretionary spending and, accordingly, the Company may be adversely affected if its customers reduce, delay or forego their purchases of the Company’s services, protection plans and products as a result of:

● job losses;

● bankruptcies;

● higher consumer debt and interest rates;

● reduced access to credit;

● higher energy and fuel costs;

● relative or perceived cost, availability and comfort of RV use versus other modes of travel, such as air travel and rail;

● falling home prices;

● lower consumer confidence;

● uncertainty or changes in tax policies and tax rates; or

● uncertainty due to national or international security concerns.

Decreases in the number of customers, average spend per customer or retention and renewal rates for the Company’s consumer services and plans would negatively affect the Company’s financial performance. A prolonged period of depressed consumer spending could have a material adverse effect on the Company’s business. In addition, adverse economic conditions may result in an increase in the Company’s operating expenses due to, among other things, higher costs of labor, energy, equipment and facilities. Due to recent fluctuations in the U.S. economy, the Company’s sales, operating and financial results for a particular period are difficult to predict, making it difficult to forecast results for future periods. Additionally, the Company is subject to economic fluctuations in local markets that may not reflect the general economic conditions of the broader U.S. economy. Any of the foregoing factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company depends on its ability to attract and retain customers.

The Company’s future success depends in large part upon the Company’s ability to attract and retain customers for its services, protection plans, products and resources. The extent to which the Company achieves growth in its customer base materially influences the Company’s profitability. Any number of factors could affect the Company’s ability to grow its customer base. These factors include consumer preferences and general economic conditions, the Company’s ability to maintain its retail locations, weather conditions, the availability of alternative products, significant increases in gasoline prices, the disposable income of consumers available for discretionary expenditures and the external perception of the Company’s brands. Any significant decline in the Company’s customer base, the rate of growth of its customer base or customer demand could have a material adverse effect on its business, financial condition and results of operations.

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Competition in the market for services, protection plans and products targeting the RV lifestyle or RV enthusiast could reduce the Company’s revenues and profitability.

The market for services, protection plans and products targeting the RV lifestyle or RV enthusiast is highly fragmented and competitive. Competition in the RV market is driven by price, product and service features, technology, performance, reliability, quality, availability, variety, delivery and customer service. In addition to competing with other dealers of new and used RVs, the Company competes directly or indirectly with major national insurance and warranty companies, providers of roadside assistance and providers of extended service contracts.

Additional competitors may enter the businesses in which the Company currently operates. If any of the Company’s competitors successfully provides a broader, more efficient or attractive combination of services, protection plans and products to the Company’s target customers, the Company’s business results could be materially adversely affected. The Company’s inability to compete effectively with existing or potential competitors could have a material adverse effect on the Company’s business, financial condition and results of operations.

Some of the Company’s existing competitors have, and some of the Company’s future competitors may have, greater financial, personnel, and other resources, more well-established brands or reputations and broader customer bases than the Company and, as a result, these competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities and changes in customer preferences. Some of these competitors may have customer bases that are more geographically balanced than the Company’s and, therefore, may be less affected by an economic downturn in a particular region or market. Competitors with greater resources also may be able to offer lower prices, additional products or services or other incentives that the Company cannot match or does not offer. Industry consolidations may also create competitors with broader and more geographic coverage.

The Company’s expansion into new, unfamiliar markets presents increased risks that may prevent it from being profitable in these new markets. Delays in opening or acquiring new retail locations could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company intends to expand in part by building or acquiring new retail locations in new markets. As a result, the Company may have less familiarity with local consumer preferences and could encounter difficulties in attracting customers due to a reduced level of consumer familiarity with the Company’s brands. Other factors that may impact the Company’s ability to open or acquire new retail locations in new markets and operate them profitably, many of which are beyond the Company’s control, include:

● the Company’s ability to identify suitable acquisition opportunities or new locations, including the Company’s ability to gather and assess demographic and marketing data to determine consumer demand for the Company’s products in the locations the Company selects;

● the Company’s ability to negotiate favorable lease agreements;

● the Company’s ability to secure product lines;

● the availability of construction materials and labor for new retail locations and the occurrence of significant construction delays or cost overruns;

● the Company’s ability to accurately assess the profitability of potential acquisitions or new locations;

●the Company’s ability to secure required governmental permits and approvals;

● the Company’s ability to hire and train skilled operating personnel, especially management personnel;

● the Company’s ability to provide a satisfactory product mix that is responsive to the needs of its customers living in the geographic areas where new retail locations are built or acquired;

● the Company’s ability to supply new retail locations with inventory in a timely manner;

● the Company’s competitors building or leasing retail locations near the Company’s retail locations or in locations the Company has identified as targets;

● regional economic and other factors in the geographic areas in which the Company expands; and

● general economic and business conditions affecting consumer confidence and spending and the overall strength of the Company’s business.

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Once the Company decides on a new market and identifies a suitable location or acquisition opportunity, any delays in opening or acquiring or developing new retail locations could impact the Company’s financial results. It is possible that events, such as delays in the entitlements process or construction delays caused by permitting or licensing issues, material shortages, labor issues, weather delays or other acts of god, discovery of contaminants, accidents, deaths or injuries could delay planned openings or force the Company to abandon planned openings altogether.

As the Company grows, the Company will face the risk that its existing resources and systems, including management resources, accounting and finance personnel and operating systems, may be inadequate to support its growth. There can be no assurance that the Company will be able to retain the personnel or make the changes in its systems that may be required to support its growth. Failure to secure these resources and implement these systems on a timely basis could have a material adverse effect on the Company’s results of operations. In addition, hiring additional personnel and implementing changes and enhancements to the Company’s systems will require capital expenditures and other increased costs that could also have a material adverse impact on the Company’s results of operations.

The Company’s expansion into new markets may also create new challenges including an increase in information to be processed by the Company’s information management systems and diversion of management attention from existing operations. To the extent that the Company is not able to meet these additional challenges, the Company’s sales could decrease and the Company’s operating expenses could increase, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Finally, the size, timing, and integration of any future new retail location openings or acquisitions may cause substantial fluctuations in the Company’s results of operations from quarter to quarter. Consequently, the Company’s results of operations for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could have a material adverse effect on the Company’s business, financial condition and results of operations.

As a result of the above factors, there can be no assurance that the Company will be able to operate retail locations in new markets on a profitable basis. The failure to operate retail locations in new markets on a profitable basis could have a material adverse effect on the Company’s business, financial condition and results of operations.

Unforeseen expenses, difficulties, and delays encountered in connection with expansion through acquisitions could inhibit the Company’s growth and negatively impact its profitability.

The Company’s success will depend, in part, on the ability of the Company to make successful acquisitions and to integrate the operations of acquired retail locations, including centralizing certain functions to achieve cost savings and pursuing programs and processes that promote cooperation and the sharing of opportunities and resources among the Company’s retail locations and consumer services and plans. Unforeseen expenses, difficulties and delays encountered in connection with rapid expansion through acquisitions could inhibit the Company’s growth, which could have a negative impact on the Company’s profitability.

Additionally, the Company may be unable to identify suitable acquisition candidates or consummate acquisitions. Increased competition for acquisition candidates or increased asking prices by acquisition candidates may increase purchase prices for acquisitions to levels beyond the Company’s financial capability or to levels that would be unlikely to provide the returns required by the Company’s acquisition criteria. Acquisitions also may become more difficult or less attractive in the future as the Company continues to acquire the most attractive dealers. In addition, the Company may encounter difficulties in integrating the operations of acquired dealers with its own operations or managing acquired dealers and stores profitably without substantial costs, delays, or other operational or financial problems.

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The Company’s ability to continue to grow through the acquisition of additional retail locations will depend upon various factors, including the following:

● the availability of suitable acquisition candidates at attractive purchase prices;

● the ability to compete effectively for available acquisition opportunities;

● the availability of cash on hand, borrowed funds or Holdco Shares with a sufficient market price to finance acquisitions;

● the ability to obtain any requisite third party or governmental approvals; and

● the absence of one or more third parties attempting to impose unsatisfactory restrictions on the Company in connection with their approval of acquisitions.

As a part of the Company’s acquisition strategy, the Company has engaged and will continue to engage in acquisition discussions with various dealerships. In connection with these acquisition discussions, the Company and each potential acquisition candidate exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. Potential acquisition discussions may take place over a long period of time and involve difficult business integration and other issues, including in some cases, management succession, employee transitions and related matters. As a result of these and other factors, potential acquisitions that may from time to time appear likely to occur may not be consummated. In addition, the Company may have disagreements with potential acquisition targets, which could lead to litigation. Any of these factors or outcomes could result in a material adverse effect on the Company’s business, financial condition and results of operations.

Failure to maintain the strength and value of the Company’s brands could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s success depends on the value and strength of the Lazydays brands. The Lazydays name and Lazydays brands are integral to the Company’s business as well as to the implementation of the Company’s strategies for expanding its business. Maintaining, enhancing, promoting and positioning the Company’s brands, particularly in new markets where the Company has limited brand recognition, will depend largely on the success of the Company’s marketing efforts and its ability to provide high quality services, protection plans, products and resources and a consistent, high quality customer experience. The Company’s brands could be adversely affected if the Company fails to achieve these objectives, if the Company fails to comply with local laws and regulations, if the Company is subject to publicized litigation or if the Company’s public image or reputation were to be tarnished by negative publicity. Some of these risks are not within the Company’s control, such as the effects of negative publicity regarding the Company’s manufacturers, suppliers or third party providers of services or negative publicity related to members of management. Any of these events could result in decreases in revenues. Further, maintaining, enhancing, promoting and positioning the Company’s brand image may require the Company to make substantial investments in areas such as marketing, store operations, community relations, store graphics and employee training, which could adversely affect the Company’s cash flow. Furthermore, efforts to maintain, enhance or promote the Company’s brand image may ultimately be unsuccessful. These factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s failure to successfully order and manage its inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s success depends upon the Company’s ability to successfully manage the Company’s inventory and to anticipate and respond to product trends consumer demands in a timely manner. The Company’s products appeal to consumers who are, or could become, RV owners. The preferences of these consumers cannot be predicted with certainty and are subject to change. Further, the retail consumer industry, by its nature, is volatile and sensitive to numerous economic factors, including consumer preferences, competition, market conditions, general economic conditions and other factors outside of the Company’s control. The Company typically orders products well in advance of the following selling season. The extended lead times for many of the Company’s purchases may make it difficult for the Company to respond rapidly to new or changing product trends, increases or decreases in consumer demand or changes in prices. If the Company misjudges either the market for the Company’s products or its consumers’ purchasing habits in the future, the Company’s revenues may decline significantly and the Company may not have sufficient inventory to satisfy consumer demand or sales orders or the Company may be required to discount excess inventory, either of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

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The Company’s same store sales may fluctuate and may not be a meaningful indicator of future performance.

The Company’s same store sales may vary from quarter to quarter. A number of factors affect and will continue to affect the Company’s same store sales results, including:

● changes or anticipated changes to regulations related to the products the Company offers;

● consumer preferences and buying trends;

● overall economic trends;

● the Company’s ability to identify and respond effectively to local and regional trends and customer preferences;

● the Company’s ability to provide quality customer service that will increase its conversion of shoppers into paying customers;

● competition in the regional market of a store;

● atypical weather patterns;

● changes in the Company’s product mix;

● changes to local or regional regulations affecting the Company’s stores;

● changes in sales of consumer services and plans and retention and renewal rates for the Company’s annually renewing consumer services and plans; and

● changes in pricing and average unit sales.

An unanticipated decline in revenues or same store sales could have a material adverse effect on the Company’s business, financial condition and results of operations.

The cyclical nature of the Company’s business has caused its sales and results of operations to fluctuate. These fluctuations may continue in the future, which could result in operating losses during downturns.

The RV industry is cyclical and is influenced by many national and regional economic and demographic factors, including:

● terms and availability of financing for retailers and consumers;

● overall consumer confidence and the level of discretionary consumer spending;

● population and employment trends;

● income levels; and

● general economic conditions, including inflation, deflation and recessions.

As a result of the foregoing factors, the Company’s sales and results of operations have fluctuated, and the Company expects that they will continue to fluctuate in the future.

The Company’s business is seasonal and this leads to fluctuations in sales and revenues.

The Company has experienced, and expects to continue to experience, variability in revenue, net income and cash flows as a result of annual seasonality in its business. Because the Company’s largest dealership is located in the southern United States, demand for services, protection plans, products and resources generally increases during the winter season when people move south for the winter or vacation in warmer climates, while sales and profits are generally lower during the summer months. In addition, unusually severe weather conditions in some geographic areas may impact demand.

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For the years ended December 31, 2017 and 2016, the Company generated 54% and 56% of its annual revenue in the first and second fiscal quarters, respectively, which include the winter months. The Company incurs additional expenses in the first and second fiscal quarters due to higher purchase volumes, increased staffing in the Company’s retail locations and program costs. If, for any reason, the Company miscalculates the demand for its products or its product mix during the first and second fiscal quarters, the Company’s sales in these quarters could decline, resulting in higher labor costs as a percentage of sales, lower margins and excess inventory, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Due to the Company’s seasonality, the possible adverse impact from other risks associated with its business, including atypical weather, consumer spending levels and general business conditions, is potentially greater if any such risks occur during the Company’s peak sales seasons.

The Company’s business may be adversely affected by unfavorable conditions in its local markets, even if those conditions are not prominent nationally.

The Company’s performance is subject to local economic, competitive, weather and other conditions prevailing in geographic areas where it operates. Since a large portion of the Company’s sales are generated in Florida, the Company’s results of operations depend substantially on general economic conditions and consumer spending habits in the Southeastern United States. In the event that this geographic area experiences a downturn in economic conditions, it could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company may not be able to expand geographically and any geographic expansion may not adequately insulate the Company from the adverse effects of local or regional economic conditions.

The Company may not be able to satisfy its debt obligations upon the occurrence of a change in control under its Credit Facility.

A Change in Control, is an event of default under the Senior Facility. Upon the occurrence of a Change in Control, M&T will have the right to declare all outstanding obligations under the Credit Facility, immediately due and payable and to terminate the availability of future advances to the Company. There can be no assurance that the Company’s lenders will agree to an amendment of the Credit Facility or a waiver of any such event of default. There can be no assurance that the Company will have sufficient resources available to satisfy all of its obligations under the Credit Facility if no waiver or amendment is obtained. In the event the Company was unable to satisfy these obligations, it could have a material adverse impact on the Company’s business, financial condition and results of operations.

The Company’s ability to operate and expand its business and to respond to changing business and economic conditions will depend on the availability of adequate capital.

As of December 31, 2017, the Company had an existing credit agreement that included a $13.0 million term loan (the “Term Loan Facility”) and $7.0 million of commitments for revolving loans (the “Revolving Credit Facility” and, together with the Term Loan Facility, as amended, the “Senior Secured Credit Facilities”). Additionally, the Company also has up to $140.0 million in committed financing under the Floor Plan Facility. As of December 31, 2017, the Company had $9.1 million of term loans outstanding under the Senior Secured Credit Facilities, net of $0.1 million of unamortized original issue discount, $0.0 million of revolving borrowings outstanding under the Senior Secured Credit Facilities and $105.0 million in floor plan notes payable outstanding under the Floor Plan Facility, net of $0.2 million of unamortized original issue discount, with $7.0 million of additional borrowing capacity under the Revolving Credit Facility and $34.8 million of additional borrowing capacity under the Floor Plan Facility. On March 15, 2018, the Company entered into a $200.0 million facility with M&T Bank, which includes a $175.0 million floor plan facility, a $20.0 million term loan and a $5.0 million line of credit.

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The operation of the Company’s business, the rate of the Company’s expansion and the Company’s ability to respond to changing business and economic conditions depend on the availability of adequate capital, which in turn depends on cash flow generated by the Company’s business and, if necessary, the availability of equity or debt capital. The Company also requires sufficient cash flow to meet its obligations under its existing debt agreements. The Term Loan Facility requires the Company to make monthly principal payments of the outstanding principal amount thereof and $1.9 million and $1.9 million for the years ended December 31, 2017 and 2016, respectively. Additionally, the Company paid total cash interest on its Senior Secured Credit Facilities of $0.6 million and $0.6 million for the years ended December 31, 2017 and 2016, respectively, and the Company paid total floor plan interest expense on its Floor Plan Facility of $3.7 million and $2.3 million for the years ended December 31, 2017 and 2016, respectively. See “Lazydays’ Management’s Discussion and Analysis and Results of Operations — Liquidity and Capital Resources” below.

The Company is dependent to a significant extent on its ability to finance its new and certain of its used RV inventory under the Floor Plan Facility. Floor plan financing arrangements allow the Company to borrow money to purchase new RVs from the manufacturer or used RVs on trade-in or at auction and pay off the loan when the Company sells the financed RV. The Company may need to increase the capacity of its existing Floor Plan Facility in connection with its acquisition of dealerships and overall growth. In the event that the Company is unable to obtain such incremental financing, the Company’s ability to complete acquisitions could be limited.

The Company cannot assure you that its cash flow from operations or cash available under its Revolving Credit Facility or its Floor Plan Facility will be sufficient to meet its needs. If the Company is unable to generate sufficient cash flows from operations in the future, and if availability under its Revolving Credit Facility or its Floor Plan Facility is not sufficient, the Company may have to obtain additional financing. If the Company obtains additional capital through the issuance of equity of Holdco, the interests of existing stockholders of Holdco will be diluted. If the Company incurs additional indebtedness, such indebtedness may contain significant financial covenants and other negative covenants that may significantly restrict the Company’s ability to operate. The Company cannot assure you that it could obtain additional financing on favorable terms or at all.

The documentation governing the Company’s Senior Secured Credit Facilities and its Floor Plan Facility contain restrictive covenants that may impair the Company’s ability to access sufficient capital and operate its business.

The documentation governing the Company’s Senior Secured Credit Facilities and its Floor Plan Facility contain various provisions that limit the Company’s ability to, among other things:

● incur additional indebtedness;

● incur certain liens;

● consolidate or merge;

● alter the business conducted by the Company and its subsidiaries;

● make investments, loans, advances, guarantees and acquisitions;

● sell assets, including capital stock of its subsidiaries;

● enter into certain sale and leaseback transactions;

● pay dividends on capital stock or redeem, repurchase or retire capital stock or certain other indebtedness;

● engage in transactions with affiliates; and

● enter into agreements restricting its subsidiaries’ ability to pay dividends.

In addition, the restrictive covenants contained in the documentation governing the Senior Secured Credit Facilities and the Floor Plan Facility require the Company to maintain specified financial ratios. See “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” below. The Company’s ability to comply with those financial ratios may be affected by events beyond its control, and its failure to comply with these ratios could result in an event of default.

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The restrictive covenants contained in the documentation governing the Senior Secured Credit Facilities and the Floor Plan Facility may affect the Company’s ability to operate and finance its business as it deems appropriate. The Company’s inability to meet obligations as they become due or to comply with various financial covenants contained in the instruments governing its current or future indebtedness could constitute an event of default under the instruments governing the Company’s indebtedness.

If there were an event of default under the instruments governing the Company’s indebtedness, the holders of the affected indebtedness could declare all of the affected indebtedness immediately due and payable, which, in turn, could cause the acceleration of the maturity of all of the Company’s other indebtedness. The Company may not have sufficient funds available, or the Company may not have access to sufficient capital from other sources, to repay any accelerated debt. Even if the Company could obtain additional financing, the terms of such financing may not be favorable to the Company. In addition, substantially all of the Company’s assets are subject to liens securing the obligations under the Senior Secured Credit Facilities and the Floor Plan Facility. If amounts outstanding under the Senior Secured Credit Facilities and the Floor Plan Facility were accelerated, the Company’s lenders could foreclose on these liens and the Company could lose substantially all of its assets. Any event of default under the instruments governing the Company’s indebtedness could have a material adverse effect on the Company’s business, financial condition and results of operations.

Natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events could disrupt business and result in lower sales and otherwise adversely affect the Company’s financial performance.

The occurrence of one or more natural disasters, such as tornadoes, hurricanes, fires, floods, hail storms and earthquakes, unusual weather conditions, epidemic outbreaks such as Ebola, Zika virus or measles, terrorist attacks or disruptive political events in certain regions where the Company’s stores are located could adversely affect the Company’s business and result in lower sales. Severe weather, such as heavy snowfall or extreme temperatures, may discourage or restrict customers in a particular region from traveling to the Company’s stores or utilizing the Company’s products, thereby reducing the Company’s sales and profitability. Natural disasters including tornadoes, hurricanes, floods, hail storms and earthquakes may damage the Company’s stores or other operations, which may materially adversely affect the Company’s financial results. Any of these events could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company depends on its relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations could have an adverse effect on the Company’s business and results of operations.

The Company’s business depends in part on developing and maintaining productive relationships with third party providers of services, protection plans, products and resources that the Company markets to its customers. Additionally, the Company relies on certain third party providers to support its services, protection plans, products and resources, including insurance carriers for the Company’s property and casualty insurance and extended service contracts, banks and captive financing companies for vehicle financing and refinancing. The Company cannot accurately predict when, or the extent to which, it will experience any disruption in the supply of products from its vendors or services from its third party providers. Any such disruption could negatively impact the Company’s ability to market and sell its services, protection plans, products and resources, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

With respect to the insurance programs that the Company offers, the Company is dependent on the insurance carriers that underwrite the insurance to obtain appropriate regulatory approvals and maintain compliance with insurance regulations. If such carriers do not obtain appropriate state regulatory approvals or comply with such changing regulations, the Company may be required to use an alternative carrier or change its insurance products or cease marketing certain insurance related products in certain states, which could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company is required to use an alternative insurance carrier or change its insurance related products, it may materially increase the time required to bring an insurance related product to market. Any disruption in the Company’s service offerings could harm the Company’s reputation and result in customer dissatisfaction.

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Additionally, the Company provides financing to qualified customers through a number of third party financing providers. If one or more of these third party providers ceases to provide financing to the Company’s customers, provides financing to fewer customers or no longer provides financing on competitive terms, or if the Company is unable to replace the current third party providers upon the occurrence of one or more of the foregoing events, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

A portion of the Company’s revenue is from financing, insurance and extended service contracts, which depend on third party lenders and insurance companies. The Company cannot assure you that third party lending institutions will continue to provide financing for RV purchases.

A portion of the Company’s revenue comes from the fees the Company receives from lending institutions and insurance companies for arranging financing and insurance coverage for the Company’s customers. The lending institution pays the Company a fee for each loan that it arranges. If these lenders were to lend to the Company’s customers directly rather than through the Company, the Company would not receive a fee. In addition, if customers prepay financing the Company arranged within a specified period (generally within six months of making the loan), the Company is required to rebate (or “chargeback”) all or a portion of the commissions paid to the Company by the lending institution. The Company’s revenues from financing fees and vehicle service contract fees are recorded net of a reserve for estimated future chargebacks based on historical operating results. Lending institutions may change the criteria or terms they use to make loan decisions, which could reduce the number of customers for whom the Company can arrange financing, or may elect to not continue to provide these products with respect to RVs. The Company’s customers may also use the internet or other electronic methods to find financing alternatives. If any of these events occur, the Company could lose a significant portion of its income and profit.

Furthermore, new and used vehicles may be sold and financed through retail installment sales contracts entered into between the Company and third-party purchasers. Prior to entering into a retail installment sales contract with a third-party purchaser, the Company typically has a commitment from a third-party lender for the assignment of such retail installment sales contract, subject to final review, approval and verification of the retail installment sales contract, related documentation and the information contained therein. Retail installment sales contracts are typically assigned by the Company to third-party lenders simultaneously with the execution of the retail installment sales contracts. Contracts in transit represent amounts due from third-party lenders from whom pre-arranged assignment agreements have been determined, and to whom the retail installment sales contract have been assigned. The Company recognizes revenue when the applicable new or used vehicle is delivered and the Company has assigned the retail installment sales contract to a third-party lender and collectability is reasonably assured. Funding from the third-party lender is provided upon receipt, final review, approval and verification of the retail installment sales contract, related documentation and the information contained therein. Retail installment sales contracts are typically funded within ten days of the initial approval of the retail installment sales contract by the third-party lender. Contracts in transit are included in current assets in the Company’s consolidated financial statements included elsewhere in this prospectus and totaled $15.5 million as of December 31, 2017 and $9.4 million as of December 31, 2016. Any defaults on these retail installment sales contracts could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company is unable to retain senior executives and attract and retain other qualified employees, the Company’s business might be adversely affected.

The Company’s success depends in part on its ability to attract, hire, train and retain qualified managerial, sales and marketing personnel. Competition for these types of personnel is high. The Company may be unsuccessful in attracting and retaining the personnel it requires to conduct its operations successfully and, in such an event, the Company’s business could be materially and adversely affected. The Company’s success also depends to a significant extent on the continued service and performance of the Company’s senior management team, including its Chairman and Chief Executive Officer William Murnane. The loss of any member of the Company’s senior management team could impair its ability to execute its business plan and could therefore have a material adverse effect on the Company’s business, results of operations and financial condition. The Company does not currently maintain key man life insurance policies on any member of its senior management team or other key employees. The Company has entered into an employment agreement with William Murnane, its Chairman and Chief Executive Officer. The Company entered into new employment agreements with William Murnane and Maura Berney, the Company’s Chief Financial Officer, which became effective upon the consummation of the Mergers. Neither Holdco nor the Company has entered into any other employment agreements with other persons.

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The Company’s business depends on its ability to meet its labor needs.

The Company’s success depends in part upon its ability to attract, motivate and retain a sufficient number of qualified employees, including market managers, general managers, sales managers, department managers and sales associates. Qualified individuals of the requisite caliber may be scarce in some areas. If the Company is unable to hire and retain sales associates capable of consistently providing a high level of customer service, as demonstrated by, among other qualities, their enthusiasm for the Company’s culture and knowledge of the Company’s products, the Company’s business could be materially adversely affected. Although none of the Company’s employees is currently covered by collective bargaining agreements, the Company’s employees may elect to be represented by labor unions in the future. If Company employees were to so elect, the Company’s labor costs could increase. Additionally, competition for qualified employees could require the Company to pay higher wages to attract the required number of employees. An inability to recruit and retain a sufficient number of qualified employees in the future may delay the planned openings of new stores. Any such delays, any material increases in employee turnover rates at existing stores or any increases in labor costs could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company primarily leases its retail locations. If the Company is unable to maintain those leases or locate alternative sites for retail locations in its target markets and on terms that are acceptable to it, the Company’s revenues and profitability could be adversely affected.

The Company leases most of the real properties where it has operations, including, as of December 31, 2017, four of the five Lazydays retail locations in three states. The Company’s leases generally provide for fixed monthly rentals with escalation clauses and range from five to twenty years. There can be no assurance that the Company will be able to maintain its existing retail locations as leases expire, extend the leases or be able to locate alternative sites in its target markets and on favorable terms. Any failure to maintain its existing retail locations, extend the leases or locate alternative sites on favorable or acceptable terms could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business is subject to numerous federal, state and local regulations.

The Company’s operations are subject to varying degrees of federal, state and local regulation, including regulations with respect to the Company’s RV sales, RV financing, marketing, direct mail, roadside assistance programs and insurance activities. New regulatory efforts may be proposed from time to time that may affect the way the Company operates its businesses. For example, in the past a principal source of leads for the Company’s direct response marketing efforts was new vehicle registrations provided by motor vehicle departments in various states. Currently, all states restrict access to motor vehicle registration information.

The Company is also subject to federal and state consumer protection and unfair trade practice laws and regulations relating to the sale, transportation and marketing of motor vehicles. Federal, state and local laws and regulations also impose upon vehicle operators various restrictions on the weight, length and width of motor vehicles that may be operated in certain jurisdictions or on certain roadways. Certain jurisdictions also prohibit the sale of vehicles exceeding length restrictions. Federal and state authorities also have various environmental control standards relating to air, water, noise pollution and hazardous waste generation and disposal which affect the Company’s business and operations.

Further, certain federal and state laws and regulations affect the Company’s activities. Areas of the Company’s business affected by such laws and regulations include, but are not limited to, labor, advertising, consumer protection, real estate, promotions, quality of services, intellectual property, tax, import and export, anti-corruption, anti- competition, environmental, health and safety. Compliance with these laws and others may be onerous and costly, at times, and may be inconsistent from jurisdiction to jurisdiction which further complicates compliance efforts.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, established the Consumer Financial Protection Bureau (the “CFPB”), an independent federal agency funded by the United States Federal Reserve with broad regulatory powers and limited oversight from the United States Congress. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers, in particular, their sale and marketing of finance and insurance products, through its regulation of automotive finance companies and other financial institutions. In March 2013, the CFPB issued supervisory guidance highlighting its concern that the practice of automotive dealers being compensated for arranging customer financing through discretionary markup of wholesale rates offered by financial institutions (“dealer markup”) results in a significant risk of pricing disparity in violation of The Equal Credit Opportunity Act (the “ECOA”). The CFPB recommended that financial institutions under its jurisdiction take steps to address compliance with the ECOA, which may include imposing controls on dealer markup, monitoring and addressing the effects of dealer markup policies, and eliminating dealer discretion to markup buy rates and fairly compensating dealers using a different mechanism.

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In addition, the Patient Protection and Affordable Care Act (the “Affordable Care Act”), which was signed into law on March 23, 2010, may increase the Company’s annual employee health care costs that it funds and has increased the Company’s cost of compliance and compliance risk related to offering health care benefits. Efforts to modify, repeal or otherwise invalidate all, or certain provisions of, the Affordable Care Act and/or adopt a replacement healthcare reform law may impact the Company’s employee healthcare costs. At this time, there is uncertainty concerning whether the Affordable Care Act will be repealed or what requirements will be included in a new law, if enacted. If health care costs rise, the Company may experience increased operating costs, which may adversely affect the Company’s business, financial condition and results of operations.

Furthermore, the Company’s property and casualty insurance programs that it offers through third party insurance carriers are subject to state laws and regulations governing the business of insurance, including, without limitation, laws and regulations governing the administration, underwriting, marketing, solicitation or sale of insurance products. The Company’s third party insurance carriers are required to apply for, renew, and maintain licenses issued by state, federal or foreign regulatory authorities. Such regulatory authorities have relatively broad discretion to grant, renew and revoke such licenses. Accordingly, any failure by such parties to comply with the then current licensing requirements, which may include any determination of financial instability by such regulatory authorities, could result in such regulatory authorities denying third party insurance carriers’ initial or renewal applications for such licenses, modifying the terms of licenses or revoking licenses that they currently possess, which could severely inhibit the Company’s ability to market these insurance products. Additionally, certain state laws and regulations govern the form and content of certain disclosures that must be made in connection with the sale, advertising or offer of any insurance program to a consumer. The Company reviews all marketing materials it disseminates to the public for compliance with applicable insurance regulations. The Company is required to maintain certain licenses and approvals in order to market insurance products.

The Company has instituted various and comprehensive policies and procedures to address compliance. However, there can be no assurance that employees, contractors, vendors or the Company’s agents will not violate such laws and regulations or the Company’s policies and procedures.

Regulations applicable to the sale of extended service contracts could materially impact the Company’s business and results of operations.

The Company offers extended service contracts that may be purchased as a supplement to the original purchaser’s warranty. These products are subject to complex federal and state laws and regulations. There can be no assurance that regulatory authorities in the jurisdictions in which these products are offered will not seek to regulate or restrict these products. Failure to comply with applicable laws and regulations could result in fines or other penalties including orders by state regulators to discontinue sales of the warranty products in one or more jurisdictions. Such a result could materially and adversely affect the Company’s business, results of operations and financial condition.

The Company currently transfers the majority of the administration and liability obligations associated with these extended service contracts to a third party upon purchase by the customer. State laws and regulations, however, may limit or condition the Company’s ability to transfer these administration and liability obligations to third parties, which could in turn impact the way revenue is recognized from these products. Failure to comply with these laws could result in fines or other penalties, including orders by state regulators to discontinue sales of these product offerings as currently structured. Such a result could materially and adversely affect the Company’s business, financial condition and results of operations.

If state dealer laws are repealed or weakened, the Company’s dealerships will be more susceptible to termination, non-renewal or renegotiation of dealer agreements.

State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or attempt to comply with the manufacturer’s criteria within a specified notice period to avoid the termination or non-renewal. Manufacturers have been lobbying and continue to lobby for the repeal or revision of state dealer laws. Although the lobbying efforts have been unsuccessful to date, if dealer laws are repealed in the states in which the Company operates, manufacturers may be able to terminate the Company’s dealer agreements without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for the Company to renew its dealer agreements upon expiration.

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The ability of a manufacturer to grant additional dealer agreements is based on a number of factors which the Company cannot control. If manufacturers grant new dealer agreements in areas near the Company’s existing markets, such new dealer agreements could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s failure to comply with certain environmental regulations could adversely affect the Company’s business, financial condition and results of operations.

The Company’s operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and propane. Consequently, the Company’s business is subject to federal, state and local requirements that regulate the environment and public health and safety. The Company may incur significant costs to comply with such requirements. The Company’s failure to comply with these regulations and requirements could cause the Company to become subject to fines and penalties or otherwise have an adverse impact on the Company’s business. In addition, the Company has indemnified certain of its landlords for any hazardous waste which may be found on or about property the Company leases. If any such hazardous waste were to be found on property that the Company occupies, a significant claim giving rise to the Company’s indemnity obligation could have a negative effect on the Company’s business, financial condition and results of operations.

Climate change legislation or regulations restricting emission of “greenhouse gases” could result in increased operating costs and reduced demand for the RVs the Company sells.

The United States Environmental Protection Agency has adopted rules under existing provisions of the federal Clean Air Act that require a reduction in emissions of greenhouse gases from motor vehicles. The adoption of any laws or regulations requiring significant increases in fuel economy requirements or new federal or state restrictions on vehicles and automotive fuels in the United States could adversely affect demand for those vehicles and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may be unable to enforce its intellectual property rights and the Company may be accused of infringing the intellectual property rights of third parties which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company owns a variety of registered trademarks and service marks. The Company believes that its trademarks have significant value and are important to its marketing efforts. If the Company is unable to continue to protect the trademarks and service marks for its proprietary brands, if such marks become generic or if third parties adopt marks similar to the Company’s marks, the Company’s ability to differentiate its products and services may be diminished. In the event that the Company’s trademarks or service marks are successfully challenged by third parties, the Company could lose brand recognition and be forced to devote additional resources to advertising and marketing new brands for its products.

From time to time, the Company may be compelled to protect its intellectual property, which may involve litigation. Such litigation may be time-consuming, expensive and distract the Company’s management from running the day-to-day operations of its business, and could result in the impairment or loss of the involved intellectual property. There is no guarantee that the steps the Company takes to protect its intellectual property, including litigation when necessary, will be successful. The loss or reduction of any of the Company’s significant intellectual property rights could diminish the Company’s ability to distinguish its products from competitors’ products and retain its market share for its proprietary products. The Company’s inability to effectively protect the Company’s proprietary intellectual property rights could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Other parties also may claim that the Company infringes on their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against the Company or the payment of damages. These claims could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company is unable to maintain or upgrade its information technology systems or if the Company is unable to convert to alternate systems in an efficient and timely manner, the Company’s operations may be disrupted or become less efficient.

The Company depends on a variety of information technology systems for the efficient operation of its business. The Company relies on hardware, telecommunications and software vendors to maintain and periodically upgrade many of these information technology systems so that the Company can continue to operate its business. Various components of the Company’s information technology systems, including hardware, networks, and software, are licensed to the Company by third party vendors. The Company relies extensively on its information technology systems to process transactions, summarize results and efficiently manage its business. Additionally, because the Company accepts debit and credit cards for payment, the Company is subject to the Payment Card Industry Data Security Standard (the “PCI Standard”), issued by the Payment Card Industry Security Standards Council. The PCI Standard contains various compliance guidelines with respect to the Company’s security surrounding the physical and electronic storage, processing and transmission of cardholder data. The Company is currently in compliance with the PCI Standard, however, complying with the PCI Standard and implementing related procedures, technology and information security measures requires significant resources and ongoing attention to compliance. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology such as those necessary to maintain compliance with the PCI Standard or with respect to maintenance or support of existing systems could also disrupt or reduce the efficiency of the Company’s operations. Any material interruptions or failures in the Company’s payment-related systems could have a material adverse effect on the Company’s business, financial condition and results of operations.

Any disruptions to the Company’s information technology systems or breaches of the Company’s network security could interrupt its operations, compromise its reputation, expose it to litigation, government enforcement actions and costly response measures and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies on the integrity, security and successful functioning of its information technology systems and network infrastructure across the Company’s operations. The Company uses information technology systems to, among other things, support its consumer services and plans, manage procurement, manage its supply chain, track inventory information at its retail locations, communicate customer information and aggregate daily sales, margin and promotional information. The Company also uses information systems to report and audit its operational results.

In connection with sales, the Company transmits encrypted confidential credit and debit card information. Although the Company is currently in compliance with the PCI Standard, there can be no assurance that in the future the Company will be able to remain compliant with the PCI Standard or other industry recommended or contractually required practices. Even if the Company continues to be compliant with such standards, it still may not be able to prevent security breaches.

The Company also has access to, collects or maintains private or confidential information regarding its customers, associates and suppliers, as well as the Company’s business. The protection of the Company’s customer, associate, supplier and company data is critical to the Company. The regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements across the Company’s business and operations. In addition, the Company’s customers have a high expectation that the Company will adequately protect their personal information from cyber-attacks and other security breaches. The Company has procedures in place to safeguard its customer’s data and information. However, a significant breach of customer, employee, supplier, or company data could attract a substantial amount of negative media attention, damage the Company’s relationships with its customers and suppliers, harm the Company’s reputation and result in lost sales, fines and/or lawsuits.

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An increasingly significant portion of the Company’s sales depends on the continuing operation of its information technology and communications systems, including but not limited to its point-of-sale system and its credit card processing systems. The Company’s information technology, communication systems and electronic data may be vulnerable to damage or interruption from earthquakes, acts of war or terrorist attacks, floods, fires, tornadoes, hurricanes, power loss and outages, computer and telecommunications failures, computer viruses, loss of data, unauthorized data breaches, usage errors by the Company’s associates or the Company’s contractors or other attempts to harm the Company’s systems, including cyber-security attacks, hacking by third parties, computer viruses or other breaches of cardholder data. Some of the Company’s information technology and communication systems are not fully redundant and the Company’s disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, intentional sabotage or other unanticipated problems could result in lengthy interruptions in the Company’s information technology and communications systems. Any errors or vulnerabilities in the Company’s information technology and communications systems, or damage to or failure of its information technology and communications systems, could result in interruptions in the Company’s services and non-compliance with certain regulations or expose the Company to risk of litigation and liability, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Increases in the minimum wage could adversely affect the Company’s financial results.

From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in a number of individual states. As federal or state minimum wage rates increase, the Company may be required to increase not only the wage rates of the Company’s minimum wage employees, but also the wages paid to the Company’s other hourly employees as well. Any increase in the cost of the Company’s labor could have an adverse effect on the Company’s operating costs, financial condition and results of operations.

The Company may be subject to product liability claims if people or property are harmed by the products the Company sells.

Some of the products the Company sells may expose the Company to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Although the Company maintains liability insurance, the Company cannot be certain that its insurance coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to the Company on economically reasonable terms, or at all. In addition, some of the Company’s agreements with its vendors and sellers do not indemnify the Company from losses attributable to product liability. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding a product recall or any assertion that the products sold by the Company caused property damage or personal injury could damage the Company’s brand image and its reputation with existing and potential consumers and have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may be named in litigation, which may result in substantial costs and reputational harm and divert management’s attention and resources.

The Company faces legal risks in its business, including claims from disputes with its employees and its former employees and claims associated with general commercial disputes, product liability and other matters. Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time. While the Company maintains director and officer insurance, as well as general and product liability insurance, the amount of insurance coverage may not be sufficient to cover a claim and the continued availability of this insurance cannot be assured. Regardless of their subject matter or merits, class action lawsuits may result in significant cost to the Company, which costs may not be covered by insurance, may divert the attention of management or may otherwise have an adverse effect on the Company’s business, brand image, financial condition and results of operations. Negative publicity from litigation, whether or not resulting in a substantial cost to the Company, could materially damage the Company’s reputation. The Company may in the future be the target of litigation and any such litigation may result in substantial costs and reputational harm and divert management’s attention and resources. Costs, harm to the Company’s reputation and diversion of management’s attention and resources could have a material adverse effect on the Company’s business, financial condition and results of operations.

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The Company’s risk management policies and procedures may not be fully effective in achieving their purposes.

The Company’s policies, procedures, controls and oversight to monitor and manage its enterprise risks may not be fully effective in achieving their purpose and may leave the Company exposed to identified or unidentified risks. Past or future misconduct by the Company’s employees or vendors could result in violations of law by the Company, regulatory sanctions and/or serious reputational or financial harm to the Company. The Company monitors its policies, procedures and controls; however, there can be no assurance that its policies, procedures and controls will be sufficient to prevent all forms of misconduct. The Company reviews its compensation policies and practices as part of the Company’s overall enterprise risk management program, but it is possible that its compensation policies could incentivize inappropriate risk taking or misconduct. If such inappropriate risks or misconduct occurs, it is possible that it could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company could incur asset impairment charges for goodwill, intangible assets or other long-lived assets.

The Company has a significant amount of goodwill, intangible assets and other long-lived assets. At least annually, the Company reviews goodwill, trademarks and tradenames for impairment. Long-lived assets, identifiable intangible assets and goodwill are also reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future cash flows. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. If the carrying value of a long-lived asset is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value. The Company’s determination of future cash flows, future recoverability and fair value of the Company’s long-lived assets includes significant estimates and assumptions. Changes in those estimates and/or assumptions or lower than anticipated future financial performance may result in the identification of an impaired asset and a non-cash impairment charge, which could be material. Any such charge could adversely affect the Company

Risks Related to the Business Combination and Our Stock

Future resales of the shares of common stock of Holdco issued to the Stockholders and the investors in the PIPE Investment may cause the market price of Holdco’s securities to drop significantly, even if Holdco’s business is doing well.

Under the merger agreement, the Stockholders, the Optionholders, and the Bonus Payment Recipients received, among other things, an aggregate of: (i) 2,857,143 Holdco Shares; and (ii) $86.741 million. Pursuant to the merger agreement, certain of the Stockholders will be restricted from selling any of the Holdco Shares that they receive as a result of the Transaction Merger during the nine month period after the closing date of the Mergers, subject to certain exceptions.

Subject to these restrictions, Holdco has entered into a registration rights agreement pursuant to which such Stockholders have been granted certain demand and “piggy-back” registration rights with respect to their securities. Additionally, the investors in the PIPE Investment have entered into a registration rights agreement granting them certain registration rights.

Furthermore, the Stockholders and investors in the PIPE Investment may sell Holdco Shares pursuant to Rule 144 under the Securities Act, if available, rather than under a registration statement. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Andina and Holdco are currently shell companies, waiting until one year after Holdco’s filing with the SEC of this Current Report on Form 8-K.

Upon expiration of the applicable lock-up periods (with respect to Stockholders who have executed lock-up agreements), and upon effectiveness of any registration statement Holdco files pursuant to the above-referenced registration rights or upon satisfaction of the requirements of Rule 144 under the Securities Act, the Stockholders and investors in the PIPE Investment may sell large amounts of Holdco Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Holdco’s stock price or putting significant downward pressure on the price of Holdco’s stock.

Nasdaq may delist Holdco’s securities on its exchange, which could limit investors’ ability to make transactions in Holdco’s securities and subject Holdco to additional trading restrictions.

Holdco’s common stock is listed on the Nasdaq Stock Market. There is no assurance that Holdco will be able to maintain the listing of its common stock in the future.

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If Holdco’s common stock is delisted from trading on NasdaqHoldco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Holdco’s ability to request indemnification from the Stockholders for damages arising out of the business combination are limited in certain instances to those claims where damages exceed $1.0 million and is limited to the cash and shares placed in escrow.

At the closing of the business combination, (i) an aggregate of $4.25 million of cash to be paid as part of the merger consideration and (ii) 142,857 of the Holdco Shares to be issued as part of the merger consideration (“Indemnity Escrow Fund”) was deposited in escrow to provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations, warranties and covenants by Lazydays. Claims for indemnification may only be asserted (subject to certain exceptions) by Holdco once the damages incurred by Holdco exceed a $1.0 million deductible, in which event the amount payable from the Indemnity Escrow Fund shall be the amount in excess of the deductible. Accordingly, it is possible that Holdco will not be entitled to indemnification even if Lazydays is found to have breached certain of its representations, warranties and covenants contained in the merger agreement if such breaches would only result in damages to Holdco of less than $1.0 million. Also, subject to certain limited exceptions, Holdco’s right to seek indemnification is limited to the Indemnity Escrow Fund and such right expires one year from the closing date of the merger. At such time, the Indemnity Escrow Fund will be released from the escrow to the Stockholders, the Optionholders and the Bonus Payment Recipients, less amounts previously applied in satisfaction of or reserved with respect to indemnification claims, if any, that are made prior to that date.

Holdco’s outstanding convertible preferred stock, warrants and options may have an adverse effect on the market price of our common stock.

After the close of the Merger, we had outstanding (i) stock options issued to the board of directors and employees to purchase 3,672,639 shares of common stock at an exercise price of $11.10, (ii) pre-funded warrants to purchase up to 1,339,499 shares of common stock that were issued in the PIPE Investment, (iii) warrant to purchase 2,503,937 shares of our common stock at $11.50 per share issued in the PIPE Investment, (iv) warrants to purchase 2,155,000 shares of our common stock at $11.50 per share held by Andina public shareholders, (v) 5,962,733 shares of common stock issuable upon the conversion of the 600,000 Series A Preferred Stock of Holdco, and (vi) 657,142 shares underlying unit purchase options. Furthermore, we may issue additional equity awards under our 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The sale, or even the possibility of sale, of the shares underlying the Warrants and options and the shares issuable under our incentive plan could have an adverse effect on the market price of the common stock or on our ability to obtain future financing. If and to the extent these Warrants and options are exercised, you may experience dilution to your holdings.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we rely, or may rely, on these exemptions. If some investors find our common stock less attractive as a result, the price of our common stock may be reduced, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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We could remain an “emerging growth company” until the last day of 2020, although a variety of circumstances could cause us to lose that status earlier. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public com

The conversion of the Series A Preferred Stock into Holdco Shares may dilute the value for the other holders of Holdco Shares.

The Series A Preferred Stock is convertible into Holdco Shares. As a result of the conversion of any issued and outstanding Series A Preferred Stock, the existing holders of Holdco Shares will own a smaller percentage of the outstanding Holdco Shares. Further, additional Holdco Shares may be issuable pursuant to certain other features of the Series A Preferred Stock, with such issuances being further dilutive to existing holders of Holdco Shares.

If Series A Preferred Stock is converted into Holdco Shares, holders of such converted Holdco Shares will be entitled to the same dividend and distribution rights as other holders of Holdco Shares. As such, another dilutive effect resulting from the conversion of any shares of Series A Preferred Stock will be a dilution to dividends and distributions receivable on account of Holdco Shares.

The holders of Series A Preferred Stock own a large portion of the voting power of the Holdco Shares and have the right to nominate two members to Holdco’s board of directors. As a result, these holders may influence the composition of the board of directors of Holdco and future actions taken by the board of directors of Holdco.

The purchasers of the Series A Preferred Stock in the PIPE Investment are entitled to vote upon all matters upon which holders of Holdco Shares have the right to vote and are entitled to the number of votes equal to the number of full Holdco Shares into which such shares of Series A Preferred Stock could be converted at the then applicable conversion rate. Accordingly, the holders of the Series A Preferred Stock will hold approximately 41.3% of the voting power of Holdco on an as-converted basis (assuming that no holders of public shares exercise their conversion rights). As a result, the holders of the Series A Preferred Stock may have the ability to influence future actions by Holdco requiring shareholder approval.

Further, the Certificate of Designations of the Series A Preferred Stock provides that the holders of the Series A Preferred Stock have the right to nominate for election two individuals to Holdco’s board of directors. As a result, the holders of Series A Preferred Stock will be able influence the composition of the board and, in turn, potentially influence and impact future actions taken by the board of directors of Holdco.

The holders of the Series A Preferred Stock have certain rights that may not allow Holdco to take certain actions.

Pursuant to the certificate of designations governing the Series A Preferred Stock, the holders of the Series A Preferred Stock must consent to Holdco taking certain actions, including among others, the increase in the number of directors constituting Holdco’s board above eight members, the incurrence of certain indebtedness and the sale of certain assets. The holders of the Series A Preferred Stock are not obligated to consent to any specific action and there can be no assurance that the holders will consent to any action Holdco’s board determines is in the best interests of its stockholders as a whole.

Additionally, the purchasers of the Series A Preferred Stock have been granted a right of first refusal on certain debt financings. Pursuant to this right, the purchasers will have 15 business days to determine whether they want to undertake a covered debt financing. This may delay Holdco’s ability to undertake a debt financing and may cause certain third parties to be less willing to engage in any debt financing with Holdco.

Financial Information

Reference is made to the disclosure set forth in Section 9.01 of this Report concerning the financial information of Holdco.

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LAZYDAY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of Lazy Days’ R.V. Center Inc.’s financial condition and results of operations is intended to clarify the company’s results of operations, certain changes in its financial position, liquidity, capital structure and business developments for the periods covered by the consolidated financial statements included elsewhere in this Form 8-K. This discussion contains forward-looking statements that involve risks and uncertainties. This discussion should be read in conjunction with, and is qualified by reference to, the other related information contained in this Form 8-K, including the consolidated financial statements and the related notes thereto and the description of the business, as well as the risk factors discussed in “Risk Factors” and “Forward-Looking Statements” included elsewhere herein.

The following includes a discussion of the years ended December 31, 2017 and 2016. The consolidated financial statements can be found elsewhere in this current report.

BUSINESS OVERVIEW

Lazy Days’ R.V. Center, Inc. (the “Company”, the “group”, “we”, “our”, and “us”) operates Recreational Vehicle (“RV”) dealerships featuring a broad selection of over 2,500 new and pre-owned RVs. We believe, based on industry research and management’s estimates, that we operate one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, FL. We also operate additional RV dealerships in Tucson, AZ and three cities in Colorado, Loveland, Denver and Longmont. We offer our customers a variety of services, such as third-party protection plans, financing and insurance. In addition, we have over 300 service bays across all locations, and have RV parts and accessories stores at all locations. We also have RV rental fleets in all three markets and availability to two on-site campgrounds with over 700 RV campsites. We welcome over 500,000 visitors to our dealership locations annually and employ over 700 people at the five facilities. Our dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. Our dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado and Arizona) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii.

With over forty years of history dating back to 1976, Lazydays is an iconic, industry leading brand that is synonymous with the RV lifestyle and is known nationally as the RV AuthorityTM, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013. Based on a research report prepared by Russell Research in November / December 2017, Lazydays is the second most well-known R.V. dealership brand among a national audience of non-Lazydays customers surveyed. According to the report, over 85% of Lazydays customers and over 80% of prospective customers surveyed believe that Lazydays is among the category leaders in the industry. Our consistent quality, breadth and depth of offerings, as well as our comprehensive range of RV lifestyle resources, have resulted in our customers having adoring loyalty to, and lasting trust in our brands.

RECENT DEVELOPMENTS

On October 27, 2017, we entered into the merger agreement with Andina Acquisition Corp. II (“Andina”), Andina II Holdco Corp., a wholly owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a wholly owned subsidiary of Holdco (“Merger Sub”) and A. Lorne Weil, an individual, to approve (a) the Redomestication Merger and (b) the Transaction Merger.

The merger agreement provides for a business combination transaction by means of (i) the Redomestication Merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company and (ii) the Transaction Merger of the Company with and into Merger Sub with the Company surviving and becoming a direct wholly owned subsidiary of Holdco. As a result of the Mergers, our stockholders and the shareholders of Andina will become stockholders of Holdco.

Under the merger agreement, upon consummation of the Redomestication Merger, (i) each ordinary share of Andina will be exchanged for one Holdco Share, except that holders of public shares shall be entitled to elect instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents, (ii) each Andina right will entitle the holder to receive one-seventh of a Holdco Share and (iii) each Andina warrant will entitle the holder to purchase one-half of one Holdco Share at a price of $11.50 per whole share. Upon consummation of the Transaction Merger, our stockholders will receive their pro rata portion of: (i) 2,857,143 Holdco Shares; and (ii) $85,000 in cash, subject to adjustments based on our working capital and debt as of closing and also subject to any such Holdco Shares and cash that are issued and paid to our option holders and participants under the Transaction Incentive Plan.

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The Mergers were consummated on March 15, 2018. Holdco is the new public entity and has changed its name to “Lazydays Holdings, Inc”. Upon consummation of the Mergers, the amount paid to the former owners of Lazydays was $86,741, subject to the final closing of the debt and working capital statement.

New Tax Law

On December 22, 2017, the tax reform bill was signed into law, including a permanent reduction in the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of the enacted law, we were required to revalue deferred tax assets and liabilities at the enacted rate. This revaluation resulted in a benefit of $12 to income tax expense.

M&T Credit Facility

On March 15, 2018, the Company replaced its existing debt agreements with Bank of America with a $200,000 Senior Secured Credit Facility with M&T Bank (the “M&T Facility”). The M&T Facility includes a $175,000 Floor Plan Facility (the “M&T Floor Plan Line of Credit”), a $20,000 Term Loan (the “M&T Term Loan”), and a $5,000 Revolving Credit Facility (the “M&T Revolver”). The M&T Facility will mature on March 15, 2021. The M&T facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

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The M&T Term Loan will be repaid in equal monthly principal instalments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

2018 Long-Term Incentive Equity Plan

On March 15, 2018, Holdco adopted the 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The 2018 Plan reserves up to 13% of the Holdco Shares outstanding on a fully diluted basis. If the fair market value per share of Holdco Share immediately following the closing of the Merger is greater than $8.75 per Holdco Share the number of Holdco Shares authorized for awards under the 2018 Plan shall be increased by a formula (as defined in the 2018 Plan) not to exceed 18% of Holdco Shares then outstanding on a fully diluted basis.

On March 16, 2018, Holdco granted 3,573,113 stock options to employees under the 2018 Plan, including 1,458,414 to the CEO and 583,366 to the CFO. The options have an exercise price of $11.10 and a contractual life of five years. The options shall vest as follows and shall be exercisable only to the extent that it has vested: 30% of the option shall vest once the volume weighted average price (“VWAP”), as defined in the options agreement, is equal to or greater than $13.125 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the options shall vest once the VWAP is equal to or greater than $17.50 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the Option shall vest once the VWAP is equal to or greater than $21.875 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; and an additional 10% of the Option shall vest once the VWAP is equal to or greater than $35 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; provided that the option-holder remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting.

On March 16, 2018, Holdco granted options for the purchase of an aggregate of 99,526 Holdco Shares to the non-employee directors of the Company. The options issued to the non-employee directors of the Company have an exercise price of $11.10, vest over 3 years, and have a 5-year contractual life.

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HOW WE GENERATE REVENUE

We derive our revenues from sales of new units, sales of pre-owned units, RV parts, service and repairs, commissions earned on sales of third-party financing and insurance products, visitor fees at our Tampa campground and food facilities, and other revenues. During the years ended December 31, 2017 and 2016, we derived our revenues from these categories in the following percentages:

	Percentages of Revenues
	For the Years Ended December 31,
	2017	2016
New vehicles	54.5%	54.7%
Pre-owned vehicles	34.3%	34.0%
Parts, service and other	11.1%	11.3%
Total	100.0%	100.0%

We believe that we are the nation’s largest single point of distribution for RVs and a primary retail outlet for most of the leading manufacturers in the industry. New and pre-owned RV sales accounted for approximately 89% of total revenues in each of the years ended December 31, 2017 and 2016. These revenue contributions have remained relatively consistent year over year.

KEY PERFORMANCE INDICATORS

Gross Profit and Gross Margins. Gross profit is our total revenue less our total costs applicable to revenue. The vast majority of our cost applicable to revenues is related to the cost of vehicles. New and pre-owned vehicles have accounted for 97% of the cost of revenues in each of the years ended December 31, 2017 and 2016. Gross margin is gross profit as a percentage of revenue.

Our gross profit is variable in nature and generally follows changes in our revenue. For the years ended December 31, 2017 and 2016, gross profit was $127,137 and $117,182, respectively, and gross margin was 20.7% in each of the years. Our vehicle gross margins are expected to be negatively impacted for two quarters following the Merger as a result of our LIFO-based inventory being written up to fair market value pursuant to the requirements of purchase accounting.

Our gross margins on pre-owned vehicles are typically higher than gross margins on new vehicles, on a percentage basis. During the years ended December 31, 2017 and 2016, the gross margins were also favorably impacted by parts service, and other revenue whose combined revenues were 11.2% and 11.3%, respectively, of total revenues. Our margins on these lines of business typically carry higher gross margin percentages than our new and pre-owned vehicle sales.

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SG&A as a percentage of Gross Profit. Selling, general and administrative (“SG&A”) expenses as a percentage of gross profit allows us to monitor our expense control over a period of time. SG&A consists primarily of wage-related expenses, selling expenses related to commissions and advertising, lease expenses and corporate overhead expenses. Salaries, commissions and benefits represent the largest component of our total selling, general and administrative expense and averages approximately 53% of total selling, general and administrative expense.

We calculate SG&A expenses as a percentage of gross profit by dividing SG&A expenses for the period by total gross profit. For the years ended December 31, 2017 and 2016, SG&A as a percentage of gross profit was 82.7% and 83.2%, respectively. We expect SG&A expenses to increase as we open new retail locations through organic growth and acquisitions, which we also expect will drive increases in revenue and gross profit. Additionally, we expect that our SG&A expenses will increase marginally in future periods in part due to additional legal, accounting, insurance and other expenses that we expect to incur as a result of being a public company, including compliance with the Sarbanes-Oxley Act and the related rules and regulations.

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principal (“GAAP”) financial measure, but it is one of the primary metrics management uses to evaluate the financial performance of our business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance as follows:

●	as a measurement of operating performance to assist us in comparing the operating performance of our business on a consistent basis, and remove the impact of items not directly resulting from our core operations;

●	for planning purposes, including the preparation of our internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of our operational strategies; and

●	to evaluate our capacity to fund capital expenditures and expand our business.

We define Adjusted EBITDA as net income excluding depreciation and amortization, non-floor plan interest expense, interest income and income tax expense, and other supplemental adjustments. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

Our use of Adjusted EBITDA may not be comparable to other companies within the industry. We compensate for these limitations by using Adjusted EBITDA as only one of several measures for evaluating its business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. Our measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. For a reconciliation of Adjusted EBITDA to net income, a reconciliation of Adjusted EBITDA Margin to net income margin, and a further discussion of how we utilize this non-GAAP financial measure, see “Non-GAAP Financial Measures” below.

RESULTS OF OPERATIONS

The following table sets forth information comparing the components of net income for the years ended December 31, 2017 and 2016.

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Summary Financial Data

(in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Revenues
New and pre-owned vehicles	$546,385	$500,772
Parts, service and other	68,453	64,577
Total revenue	614,838	565,349

Cost of revenues
New and pre-owned vehicles	472,318	435,122
Parts, service and other	15,383	13,045
Total cost of revenues	487,701	448,167

Gross profit	127,137	117,182

Selling, general, and administrative expenses	105,096	97,614
Income from operations	22,041	19,568
Other income/expenses
Gain on sale of property and equipment	98	-
Interest expense	(8,752)	(7,274)
Income before income tax expense	13,387	12,294
Income tax expense	(5,085)	(4,511)
Net income	$8,302	$7,783

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Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Revenue

Revenue increased by approximately $49.5 million, or 8.8%, to $614.8 million from $565.3 million for the years ended December 31, 2017 and 2016, respectively. This growth primarily resulted from a 5.9% increase in the number of total vehicles sold as a result of strong customer demand.

New Vehicles and Pre-Owned Vehicles Revenue

Revenue from our new and pre-owned vehicles sales increased by approximately $45.6 million, or 9.1%, to $546.4 million from $500.8 million from the years ended December 31, 2017 and 2016, respectively.

Revenue from new vehicle sales increased by approximately $26.7 million, or 8.6%, to $335.3 million from $308.6 million for the years ended December 31, 2017 and 2016, respectively. This was primarily attributable to an increase in the number of new vehicles sold from 3,940 to 4,224 due to strong customer demand. The average revenue per unit sold was approximately $0.08 million per unit and increased by 1.3% for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Revenue from pre-owned vehicle sales increased by approximately $18.9 million, or 9.9%, to $211.1 million from $192.1 million for the years ended December 31, 2017 and 2016, respectively. This was primarily attributable to an increase in the number of pre-owned vehicles sold from 3,037 to 3,167 due to strong customer demand. The average revenue per unit sold was approximately $0.07 and $0.06 million per unit during the years ended December 31, 2017 and 2016, respectively, and increased by 5.3% for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Parts, Service and Other Revenue

Parts, service, and other revenue consists of sales of parts, accessories, and related services. It also consists finance and insurance revenues as well as campground and other revenues. Parts, service and other revenue increased by approximately $3.9 million year over year, or 6.0%, to $68.5 million from $64.6 million for the years ended December 31, 2017 and 2016, respectively.

Sales of parts, accessories and related services increased by approximately $4.0 million, or 14.2%, to $31.8 from $27.9 million primarily driven by the associated growth that accompanies new and used sales volumes and new initiatives in parts and accessories sales, including testing e-commerce market for parts sales through September 2017.

Finance and insurance revenue increased by approximately $0.8 million, or 2.8%, to $29.8 million from $29.0 million for the years ended December 31, 2017 and 2016, respectively, primarily due to higher sales volume, partially offset by an increase in chargebacks due to cancellations and early payoffs for the years ended December 31, 2017 and 2016, respectively.

Campground and other revenue, which includes RV rental revenue, decreased by approximately $0.9 million year over year, or 11.7%, to $6.8 million from $7.7 million for the years ended December 31, 2017 and 2016, respectively.

Gross Profit

Gross profit consists of gross revenues less our cost of sales and services. Gross profit increased by approximately $10.0 million, or 8.5%, to $127.1 million from $117.2 million for the years ended December 31, 2017 and 2016, respectively. This increase was primarily attributable to the increase in revenue discussed above.

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New and Pre-Owned Vehicles Gross Profit

New and pre-owned vehicle gross profit increased 12.8% to $74.1 million from $65.7 million for the years ended December 31, 2017 and 2016, respectively.

The increase in new and pre-owned vehicle gross profit is attributable to a 7.2% increase in sales volume on new vehicles, a 4.3% increase in sales volume on pre-owned vehicles, and an increase in OEM rebates. We experienced increases in profit per retail unit sold related to a favorable shift in sales mix in our new product lines. We also had an increase in gross profit per retail unit on our pre-owned product lines due to increased demand for pre-owned vehicles during the period and an approximate 5.3% increase in the average sales price per unit sold.

Parts, Service and Other Gross Profit

Parts, services and other gross profit increased 3.0% to $53.1 million from $51.5 million for the years ended December 31, 2017 and 2016, respectively, as a result of the increases in sales of parts, accessories and related services described as well as improved labor rate realization in 2017. In addition, there was an increase in sales of finance and insurance revenues for the reasons described above. Finance and insurance revenues typically carry higher margins than sales of parts, accessories, and related services.

Selling, General and Administrative Expenses

Selling, general, and administrative (“SG&A”) expenses, including depreciation and amortization, increased 7.7% to $105.1 million during the year ended December 31, 2017, from $97.6 million during the year ended December 31, 2016. This increase is largely due to increases in salary, commissions and benefits expenses, as well as increases in advertising and promotion costs, outsourced delivery fees and customer satisfaction costs, which increase as a result of increases in revenue. Historically, salary, commissions, payroll taxes and benefits have comprised the majority of our total SG&A expenses and were equal to 51.6% of SG&A expenses during the year ended December 31, 2017 as compared to 53.5% during the year ended December 31, 2016. Additionally, for the years ended December 31, 2017 and 2016, we incurred $2.3 million and $0.5 million, respectively, in connection with transaction costs relating to the merger agreement and $0.5 million and less than $0.1 million, respectively, in stock-based compensation to employees.

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Interest Expense

Interest expense increased by approximately $1.5 million, or 20.3%, to $8.8 million from $7.3 million for the years ended December 31, 2017 and 2016, primarily due to an increase in interest expense on our floor plan credit facility from $2.3 million in 2016 to $3.7 million in 2017, as a result of higher principal outstanding during the period, partially offset by a decrease in the Adjusted LIBOR rates charged on the floor plan credit facility. The higher outstanding principal balance on our floor plan credit facility was driven by a draw down to finance our $15.0 million distribution during 2017. Interest charged on the floor plan facility for the year ended December 31, 2016 and through July 1, 2017 was equal to the LIBOR Rate (“LIBOR”) plus 3.25%; on August 1, 2017, the rate decreased to LIBOR plus 2.75% and on November 1, 2017, the rate decreased further to LIBOR plus 2.25%.

Income Taxes

Income tax expense increased to $5.1 million in 2017 from $4.5 million in 2016, due to the increase in pre-tax income.

NON-GAAP FINANCIAL METRICS

We use certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable us to analyze our performance and financial condition, as described in “Key Performance Indicators”, above. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of performance. We believe that these measures are commonly used in the industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the Company’s financial condition and results of operations together with the consolidated financial statements of the Company and the related notes thereto also included herein.

EBITDA is defined as net income excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income excluding depreciation and amortization, non-floor plan interest expense, interest income and income tax expense, and other supplemental adjustments.

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Reconciliations from Net Income per the Consolidated Statements of Income to Adjusted EBITDA for the years ended December 31, 2017 and 2016 are shown in the table below.

	For the Years Ended
($ in thousands)	December 31,
	2017	2016
EBITDA
Net income	$8,302	$7,783
Interest expense, net	8,752	7,274
Depreciation and amortization of property and equipment	5,286	4,510
Amortization of intangible assets	744	746
Income tax expense	5,085	4,511
Subtotal EBITDA	28,169	24,824
Floor plan interest expense	(3,739)	(2,270)
LIFO adjustment	3,772	1,932
Non-compete/severance costs	325	313
Transaction costs	2,313	510
Gain on sale of property and equipment	(98)	-
Stock-based compensation	497	13
Adjusted EBITDA	$31,239	$25,322

	For the Years Ended
(as percentage of total revenue)	December 31,
	2017	2016
EBITDA margin
Net income	1.4%	1.4%
Interest expense, net	1.4%	1.3%
Depreciation and amortization of property and equipment	0.9%	0.8%
Amortization of intangible assets	0.1%	0.1%
Income tax expense	0.8%	0.8%
Subtotal EBITDA margin	4.6%	4.4%
Floor plan interest expense	(0.6)%	(0.4)%
LIFO adjustment	0.6%	0.3%
Non-compete/severance costs	0.1%	0.1%
Transaction costs	0.4%	0.1%
Cost of revenues Gain on sale of property and equipment	(0.0)%	0.0%
Stock-based compensation	0.1%	0.0%
Adjusted EBITDA margin	5.1%	4.5%

Note: Figures in the table may not recalculate exactly due to rounding.

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LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Summary

	For the years ended December 31,
	2017	2016	Variance
Net income	$8,302	$7,783	$519
Non-cash adjustments	6,192	4,330	1,862
Changes in operating assets and liabilities	9,562	(19,722)	29,284
Net cash provided by (used in) operating activities	24,056	(7,609)	31,665

Net cash used in investing activities	(2,335)	(6,476)	4,141
Net cash used in financing activities	(12,587)	(49,949)	37,362
Net increase (decrease) in cash	$9,134	$(64,034)	$73,168

Net Cash from Operating Activities

The Company generated cash from operating activities of approximately $24.1 million during the year ended December 31, 2017, compared to cash used in operating activities of approximately $7.6 million for the year ended December 31, 2016. Net income increased by approximately $0.5 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. Adjustments for non-cash expenses were $6.2 million for the year ended December 31, 2017, as compared to $4.3 million for the year ended December 31, 2016. During the year ended December 31, 2017, there was approximately $9.6 million of cash provided by changes in operating assets and liabilities as compared to $19.7 million of cash used by changes in operating assets and liabilities during the year ended December 31, 2016. The fluctuation in cash used / provided by operating assets and liabilities was primarily due to changes in the balance of income taxes receivable / payable and changes in inventory and receivables balances during the period.

Net Cash from Investing Activities

The Company used cash in investing activities of approximately $2.3 million during the year ended December 31, 2017, compared to approximately $6.5 million for the year ended December 31, 2016. The Company used cash of approximately $2.6 million for purchases of property and equipment during the year ended December 31, 2017, partially offset by approximately $0.2 million of proceeds received in the sale of purchase of property and equipment. The Company used cash of $6.5 million for the purchase of property and equipment during the year ended December 31, 2016.

Net Cash from Financing Activities

The Company used cash in financing activities of approximately $12.6 million during the year ended December 31, 2017, compared to net cash used in financing activities of approximately $50.0 million for the year ended December 31, 2016. During the year ended December 31, 2017, the Company issued a cash dividend of approximately $15.0 million and used approximately $3.0 million of cash to pay down the revolving line of credit, $1.9 million to repay long term debt, and $1.3 million to repay the contingent liability related to the RV America Acquisition, partially offset by $9.2 million of net borrowings under the floor plan. During the year ended December 31, 2016, the Company paid a cash dividend of approximately $44.5 million and used approximately $3.5 million of cash to pay down the revolving line of credit and $1.9 million to repay long term debt.

Funding Needs and Sources

The Company has historically satisfied its liquidity needs through cash from operations and various borrowing arrangements. Cash requirements consist principally of scheduled payments of principal and interest on outstanding indebtedness (including indebtedness under its existing floor plan credit facility), the acquisition of inventory, capital expenditures, salary and sales commissions and lease expenses.

As of December 31, 2017, the Company had liquidity of approximately $13.3 million in cash and had working capital of approximately $14.6 million.

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Capital expenditures include expenditures to extend the useful life of current facilities and expand operations. For the years ended December 31, 2017 and 2016, the Company invested approximately $2.6 and $6.5 million in capital expenditures, respectively. Capital expenditures during 2017 were primarily for building improvements and the expansion of our rental fleet. Capital expenditures during 2016 were primarily for the expansion of our rental fleet.

The Company maintains sizable inventory in order to meet the expectations of its customers and believes that it will continue to require working capital consistent with past experience. Historically, the Company has funded its operations with internally generated cash flow and borrowings. Changes in working capital are driven primarily by profit levels. The Company maintains a floor plan credit facility to finance its vehicle inventory. At times, the Company has made repayments on its existing floor plan credit facility using excess cash flow from operations.

As a result of the Mergers on March 15, 2018, approximately $105.5 million of incremental cash was made available from various sources, of which $86.7 million was paid out to the Stockholders, leaving a minimum (after payment of transaction expenses) of approximately an incremental $9.0 million of cash available for future opportunities, including potential acquisitions. The incremental cash resulted from the PIPE Investment of approximately $94.8 million and $10.7 million of existing cash on the books of Andina.

Floor Plan Notes Payable

The Company maintains a floor plan financing agreement with Bank of America (as amended on February 27, 2017) with asset-based borrowing availability of up to $140 million through November 18, 2018. The entire facility may be used to finance new vehicle inventory but only up to $40.0 million may be used to finance pre-owned vehicle inventory, of which a maximum of $5.0 million may be used to finance rental units. The principal balance outstanding under this facility was approximately $105.2 and $96.0 million at December 31, 2017 and 2016, respectively. For the year ended December 31, 2016 and through July 1, 2017, interest was equal to LIBOR plus 3.25%; on August 1, 2017, the rate decreased to LIBOR plus 2.75% and on November 1, 2017, the rate decreased further to LIBOR plus 2.25%.

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Revolving Line of Credit and Long-Term Debt

On November 18, 2015, the Company entered into a credit agreement with Bank of America for an aggregate commitment amount of $20,000, which includes two facilities (the “BOA Credit Agreement”). One of the two facilities under the BOA Credit Agreement is a $7,000 revolving line of credit (“Revolver”) which matures on November 18, 2020. The Revolver bears interest at LIBOR plus 3.5% per annum and has no minimum payment requirements. The principal balance on the Revolver was $0 and $3,000 and the availability on the Revolver was $7,000 and $4,000 at December 31, 2017 and 2016, respectively.

The second of two facilities under the BOA Credit Agreement is a $13,000 term note payable (“Term Loan”) which matures on November 18, 2020 with a balloon payment due of $3,867. The Term Loan bears interest at LIBOR plus 3.50% (4.88% and 4.73% at December 31, 2017 and 2016, respectively) per annum and requires monthly payments equal to $155 of principal, plus interest. The principal balance on the Term Loan was $9,130 and $10,988 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Term Loan was $491 and $474 for the years ended December 31, 2017 and 2016, respectively.

Other Debt Terms

The Revolver, the Term Loan and the Floor Plan Notes Payable, collectively known as (the “BOA Debt”) are collateralized by substantially all of the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement between the Company and the lender.

Lazy Days’ R.V. Center, Inc. is subject to covenant testing at quarterly intervals, which includes tests on Fixed Charge Coverage Ratio and Consolidated Total Leverage Ratio. Additionally, Lazy Days’ R.V. Center, Inc. is subject to Current Ratio covenant testing at monthly intervals. The financial results of the Lazy Days’ R.V. Center, Inc. need to pass the covenant levels set at each period end to avoid being in a covenant breach. The Company was in compliance with its debt covenants during the years ended December 31, 2017 and December 31, 2016.

As of December 31, 2017, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted pursuant to the terms of the BOA Debt, so long as at the time of the payment of any such dividend, no event of default existed under the BOA Debt or would result from the payment of such dividend, and so long as any such dividend was permitted under the BOA Debt (including any event of default that would result from failure to comply with the current ratio test under the BOA Debt). As of December 31, 2017, the maximum amount of cash dividends that the Company could make, from legally available funds, to its stockholders was limited to $6,620 (pursuant to a calculation as defined in the BOA Credit Agreement and the floor plan facility).

M&T Credit Facility

On March 15, 2018, the Company replaced its existing debt agreements with Bank of America with a $200,000 Senior Secured Credit Facility with the M&T Facility. The M&T Facility includes a $175,000 M&T Floor Plan Line of Credit, a $20,000 M&T Term Loan, and a $5,000 M&T Revolver. The M&T Facility will mature on March 15, 2021. The M&T facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

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The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Term Loan will be repaid in equal monthly principal instalments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.00% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25% to2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25% to 2.00% based on the total leverage ratio (as defined in the agreement). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

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Contractual and Commercial Commitments

The following table sets forth our contractual and commercial commitments as of December 31, 2017:

Contractual Obligations	Total	Year 1	2-3 years	4-5 years	More than 5 years
Operating Activities
Operating lease obligations	$7,962	$2,509	$3,956	$1,497	$-
Interest on financing liability	$52,958	$4,065	$7,973	$7,685	$33,235

Financing activities
Contingent liability	$667	$667	$-	$-	$-
Long term debt	$9,142	$1,870	$7,272	$-	$-
Financing liability	$46,845	$595	$1,629	$2,306	$42,315
Floor plan credit facility	$105,207	$105,207	$-	$-	$-
Revolving line of credit	$-	$-	$-	$-	$-

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Off-Balance Sheet Arrangements

As of December 31, 2017, there were no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Legal Proceedings

We are party to numerous legal proceedings that arise in the ordinary course of our business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on our business, results of operations, financial condition and/or cash flows.

Inflation

Although we cannot accurately anticipate the effect of inflation on our operations, we believe that inflation has not had, and is not likely in the foreseeable future to have, a material impact on our results of operations.

Cyclicality

Unit sales of RV vehicles historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the RV retailing industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, fuel prices, interest rates and credit availability.

Seasonality and Effects of Weather

Our operations generally experience modestly higher volumes of vehicle sales in the first quarter of each year due in part to consumer buying trends and the hospitable warm climate during the winter months at our largest location (Tampa).

Our largest RV dealership is located near Tampa, Florida, which is in close proximity to the Gulf of Mexico. A severe weather event, such as a hurricane, could cause severe damage to our property and inventory. Although we believe we have adequate insurance coverage, if we were to experience a catastrophic loss, we may exceed our policy limits, and/or we may have difficulty obtaining similar insurance coverage in the future.

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CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our consolidated financial statements in conformity with GAAP. The consolidated financial statements include the accounts of Lazy Days’ R.V. Center, Inc. and its wholly owned subsidiaries. All significant inter-company accounts and transactions are eliminated in consolidation. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Critical accounting policies are those that management believes are both most important to the portrayal of our financial condition and operating results, and require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We base our estimates on historical experience, outside advice from parties believed to be experts in such matters, and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. A complete description of all of our significant accounting policies can be found in Note 2 - Significant Accounting Policies to our consolidated financial statements included elsewhere in this Form 8-K. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing our consolidated financial statements.

Revenue Recognition

We recognize revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of financing arrangements. Revenue from parts sales and service is recognized on delivery of the service or product.

Revenue from rental of vehicles is recognized pro rata over the period of the rental agreement. The rental agreements are generally short-term in nature. Revenue from rentals is included in part, service, and other revenue on the accompanying statements of income.

We receive commissions from the sale of insurance and vehicle service contracts to customers. In addition, we arrange financing for customers through various financial institutions and receives commissions. We may be charged back (“charge-backs”) for financing fees, insurance or vehicle service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles and a provision for future charge-backs is established based on historical operating results and the termination provisions of the applicable contracts.

Deposits on vehicles received in advance are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

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Receivables

We arrange third-party financing for our customers, as is customary in our industry. Interest is not normally charged on receivables. We establish an allowance for doubtful accounts based on our historic loss experience and current economic conditions. Losses are charged to the allowance when we believe that further collection efforts will not produce additional recoveries.

Inventories

Vehicle and parts inventories are recorded at the lower of cost or net realizable value, with cost determined by the last-in, first-out (“LIFO”) method. Cost includes purchase costs, reconditioning costs, dealer-installed accessories, and freight. For vehicles accepted in trades, the cost is the fair value of such used vehicles at the time of the trade-in. Retail parts, accessories, and other inventories primarily consist of retail travel and leisure specialty merchandise.

Vendor Allowances

As a component of our consolidated procurement program, we frequently enter into contracts with vendors that provide for payments of rebates. These vendor payments are reflected in the carrying value of the inventory when earned or as progress is made toward earning the rebates and as a component of cost of sales as the inventory is sold. Certain of these vendor contracts provide for rebates that are contingent upon us meeting specified performance measures such as a cumulative level of purchases over a specified period of time. Such contingent rebates are given accounting recognition at the point at which achievement of the specified performance measures are deemed to be probable and reasonably estimable.

Goodwill and Intangibles

Our goodwill, trademarks and tradenames are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated at least annually for impairment and more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates, consideration of our aggregate fair value, and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

When testing goodwill for impairment, we may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, we may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If we perform the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, we would perform an analysis (step 2) to measure such impairment.

Other intangible assets include manufacturer relationships and customer database, which are amortized using the straight-line method of their respective useful lives. The customer database is fully amortized.

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Impairment of Long-Lived Assets

We evaluated the carrying value of long-lived assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. We measure the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life of the asset or the term of the lease.

Income Taxes

We account for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on our financial condition, results of operations or cash flows. We do not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. Our policy is to classify assessments, if any, for tax related interest and penalties as income tax (benefit) expense in the consolidated statements of income.

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RECENTLY ISSUED ACCOUNTING GUIDANCE

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 was effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 were effective for our financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. This standard will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. This standard will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact that adoption of this guidance will have on our consolidated financial statements and disclosures.

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In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendment addresses several aspects of the accounting for share-based payment award transactions, including: allowing the accounting policy election to record forfeitures as they occur for employee share-based payments; income tax consequences; classification of awards as either equity or liabilities; and classification on the statement of cash flows. This standard was effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendment addresses several specific cash flow issues with the objective of reducing the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. We do not expect the adoption of this ASU to materially impact our consolidated financial statements or results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, a consensus of the FASB Emerging Issues Task Force (“ASU 2016-18”). The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. This standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We do not expect the adoption of this ASU to materially impact our consolidated financial statements or results of operations.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) – Clarifying the Definition of a Business (“ASU 2017-01”). This ASU clarifies the definition of a business to exclude gross assets acquired (or disposed of) that have substantially all of their fair value concentrated in a single identifiable asset or group of similar identifiable assets. The ASU also updates the definition of the term “output” to be consistent with ASC Topic No. 606. The ASU is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted, and we adopted ASU 2017-01 as of January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

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In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): (“ASU 2017-09”). ASU 2017-09 provides clarity on the accounting for modifications of stock-based awards. ASU 2017-09 requires adoption on a prospective basis in the annual and interim periods for our fiscal year ending December 31, 2019 for share-based payment awards modified on or after the adoption date. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This ASU adds Securities and Exchange Commission (“SEC”) paragraphs pursuant to the SEC Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The July announcement addresses Transition Related to ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and No. 2016-02, Leases (Topic 842). This Update also supersedes SEC paragraphs pursuant to the rescission of SEC Staff Announcement, “Accounting for Management Fees Based on a Formula,” effective upon the initial adoption of Topic 606, Revenue from Contracts with Customers, and SEC Staff Announcement, “Lessor Consideration of Third-Party Value Guarantees,” effective upon the initial adoption of Topic 842, Leases. The amendments in this Update also rescind three SEC Observer Comments effective upon the initial adoption of Topic 842. One SEC Staff Observer comment is being moved to Topic 842. This standard is required to be implemented effective January 1, 2019. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

In November 2017, the FASB issued ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the new revenue recognition standard. This standard will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

As a result of the Mergers described above, on March 15, 2018, we became a wholly owned subsidiary of Lazydays Holdings Inc., a public entity. Lazydays Holdings, Inc. qualifies as an emerging growth company pursuant to the provision of the Jumpstart Our Business Startups (“JOBS”) Act. Section 107 of the JOBS Act provides that an emerging growth company can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. Lazydays Holdings, Inc. has elected to take advantage of the extended transition period provided by the JOBS Act for complying with new or revised accounting standards. The effective dates detailed above reflect the effective dates available to emerging growth companies under the JOBS act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of the Holdco Shares by:

●	Each person known to be the beneficial owner of more than 5% of Holdco’s outstanding shares of common stock;

●	Each director and each of Holdco’s principal executive officers and two other most highly compensated executive officers (“named executive officers”); and

●	All current executive officers and directors as a group.

Unless otherwise indicated, Holdco believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

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Name of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership (Common Stock)	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership (Series A Preferred Stock)	Approximate Percentage of Series A Preferred Stock	% of Total Voting Power
Directors and Executive Officers
William Murnane(2)	212,525	2.5%	-	-	1.5%
Maura Berney(3)	8,989	*	-	-	*
Christopher S. Shackelton(4)	496,894	5.5%	500,000	83.3%	36.6%
James J. Fredlake(5)	-	*	-	-	*
Bryan T. Rich, Jr.(5)	-	*	-	-	*
Jordan Gnat(5)	-	*	-	-	*
Jerry Comstock(5)	5,736	*	-	-	*
B. Luke Weil(6)	457,663	5.4%	-	-	3.2%
Erika Serow(5)	-	*	-	-	*
All directors and executive officers as a group (Post-Business Combination) (9 persons)	1,181,807	13.4%	500,000	83.3%	41.2%

5% or Greater Stockholders
Wayzata Investment Partners LLC(7)	2,359,905	27.9%	-	-	16.3%
Park West Investors Master Fund, Limited(8)	1,613,319	17.3%	88,954	14.8%	16.3%
Common Pension Fund D(9)	731,627	8.6%	-	-	5.1%
Nokomis Capital Master Fund, L.P.(10)	2,185,713	21.3%	-	-	13.5%
Coliseum Capital Partners, L.P.(11)	363,241	4.1%	365,511	60.9%	27.0%
Park West Partners International, Limited(12)	200,345	2.3%	11,046	1.8%	2.1%
Blackwell Partners LLC - Series A(11)	133,653	1.6%	134,489	22.4%	10.1%

* Less than 1 percent

Footnotes

1.	Unless otherwise indicated, the business address of each of the individuals is c/o Lazydays Holdings, Inc., 6130 Lazy Days Blvd., Seffner, Florida 33584.

2.	Includes 57,154 shares underlying warrants that are currently exercisable. Does not include options to purchase an aggregate of 1,458,414 shares issued after closing that do not vest within 60 days.

3.	Does not include options to purchase an aggregate of 583,366 shares issued after closing that do not vest within 60 days.

4.	Represents shares held by Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC – Series A. See footnote 11 below. Includes 496,894 shares underlying warrants that are currently exercisable.

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5.	Does not include options to purchase an aggregate of 14,218 shares issued after closing that do not vest within 60 days.

6.	Includes 37,000 shares underlying warrants that are currently exercisable. Does not include options to purchase an aggregate of 14,218 shares issued after closing that do not vest within 60 days.

7.	Represents the aggregate shareholdings of Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P., which are advised by Wayzata Investment Partners LLC. The address for such stockholders is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

8.	The business address of (a) Park West Investors Master Fund, Limited and (b) Park West Partners International, Limited is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939. The percentage of total voting power includes shares that consist of: (i) with respect to Park West Investors Master Fund, Limited (a) 884,014 shares of common stock that could be acquired within 60 days upon the conversion of 88,954 shares of Series A Convertible Preferred Stock, (b) 596,707 shares of common stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable and (c) 266,612 shares of common stock that could be acquired within 60 days upon the exercise of pre-funded warrants that are currently exercisable; (ii) with respect to Park West Partners International, Limited, (a) 109,773 shares of common stock that could be acquired within 60 days upon the conversion of 11,046 shares of Series A Convertible Preferred Stock, (b) 74,100 shares of common stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable and (c) 33,745 shares of common stock that could be acquired within 60 days upon the exercise of pre-funded warrants that are currently exercisable.

9.	The business address of Common Pension Fund D is 50 West State St., 9th Floor, Trenton, New Jersey 08608.

10.	The business address of Nokomis Capital Master Fund, L.P. is 2305 Cedar Springs Road, #420, Dallas, TX 75201. Includes 728,571 shares underlying warrants that are currently exercisable and 1,039,142 shares underlying pre-funded warrants that are currently exercisable.

11.

The common stock beneficially owned is held, in the amounts set forth in the table, directly by (a) CCP, an investment limited partnership of which Coliseum Capital, LLC (“CC”) is general partner and for which Coliseum Capital Management, LLC (“CCM”) serves as investment adviser and (b) Blackwell Partners LLC - Series A, a separate account investment advisory client of CCM (the “Separate Account”). The percentage of total voting power includes the shares that consist of: (i) with respect to the CCP (a) 3,632,407 shares of common stock that could be acquired within 60 days upon the conversion of 365,511 shares of Series A Convertible Preferred Stock and (b) 363,241 shares of common stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable; (ii) with respect to the Separate Account, 1,336,537 shares of common stock that could be acquired within 60 days upon the conversion of 134,489 shares of Series A Convertible Preferred Stock and (b) 133,653 shares of common stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable. Christopher Shackelton (“Shackelton”) and Adam Gray (“Gray”) are managers of and have an ownership interest in each of CCM and CC and may be deemed to have shared voting and dispositive power with respect to the shares of our capital stock owned by each of CCP and the Separate Account. The address for each of the CCP, CC, CCM, the Separate Account, Gray and Shackelton is 105 Rowayton Avenue, Norwalk CT 06853.

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Directors and Executive Officers

Holdco’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus/Information Statement in the section entitled “The Director Election Proposal – Information about Executive Officers, Directors and Nominees” beginning on page 97 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Andina’s, Lazydays’ and Holdco’s executive officers and directors is described in the Proxy Statement/Prospectus/Information Statement in the section entitled “The Director Election Proposal – Executive Compensation” beginning on page 101 and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus/Information Statement entitled “Business of Lazydays – Legal Proceedings” beginning on page 148, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Holdco Shares began trading on Nasdaq under the symbol “LAZY” on March 16, 2018. Holdco has not paid any cash dividends on its shares of common stock to date. It is the present intention of Holdco’s board of directors to retain all earnings, if any, for use in Holdco’s business operations and, accordingly, Holdco’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of Holdco’s board of directors and will be contingent upon Holdco’s future revenues and earnings, if any, capital requirements and general financial condition. It will also be subject to the dividend rights of the Series A Preferred Stock and the consent of holders of Series A Preferred Stock who hold a majority in voting power of the outstanding shares of Series A Preferred Stock.

Information respecting Andina’s ordinary shares, rights, warrants and units and related shareholder matters are described in the Proxy Statement/Prospectus/Information Statement in the section entitled “Price Range of Andina Securities and Dividends” on page 179 and such information is incorporated herein by reference.

Description of Registrant’s Securities

The description of Holdco securities is contained in the Proxy Statement/Prospectus/Information Statement in the section entitled “Description of Holdco Securities” beginning on page 176 and is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of Holdco Shares in the Mergers, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements and supplementary data of Holdco, Lazydays and affiliates.

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Item 2.02.	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding Lazydays was included in the Proxy Statement/Prospectus/Information Statement, in the section entitled “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 149, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Report is also incorporated herein by reference. See also the section titled “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2.01 above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

Senior Secured Credit Facility

On March 15, 2018, LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC and Lazydays Mile HI RV, LLC (collectively, the “Borrowers”) executed a credit agreement with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, Swingline Lender, Issuing Bank and Lender, and other financial institutions who may become lender parties thereto (the “Credit Agreement”). The Credit Agreement refinances a prior $13.0 million term loan and replaces a $140.0 million prior floor plan loan.

The Credit Agreement evidences a $200.0 million Credit Facility (the “Credit Facility”) consisting of a $175.0 million floor plan credit facility (the “Floor Plan Facility”) bearing interest at LIBOR plus a range of 2.0% to 2.3% based on the total leverage matrix with a base rate margin of 1.0% to 1.3% based on a total leverage ratio, a term loan of $20.0 million (the “Term Loan”) bearing interest at LIBOR plus a range of 2.25% to 3.0% based on the total leverage matrix with a base rate margin of 1.25% to 2.0% based on a total leverage ratio, and a $5.0 million revolver (the “Revolver”) bearing interest at the same rate as the Term Loan. As of March 16, 2018, there was approximately $105.2 million in outstanding borrowings under the Credit Agreement consisting of: $85.2 million under the Floor Plan Facility and $20.0 million under the Term Loan. Amounts to be borrowed under the Credit Agreement are subject to the satisfaction of customary conditions to borrowing. The Floor Plan Facility, Term Loan and Revolver components of the Credit Facility are scheduled to mature on March 15, 2021.

The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict the Borrowers’ ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in fundamental changes, including mergers, acquisitions, dissolutions and liquidations, (v) make certain restricted payments, (vi) engage in transactions with affiliates, (vii) allow the total leverage ratio to exceed 3.00 to 1.00 or allow the consolidated fixed charge coverage ratio to be less than a ratio of 1.25 to 1.00, and (viii) make or become legally obligated to make any capital expenditures, except for capital expenditures in the ordinary course of business not exceeding an amount equal to 25% of consolidated EBITDA for such fiscal year.

Events of default under the Credit Agreement include, but are not limited to, (i) the Borrowers’ failure to pay principal, interest or fees when due, (ii) the Borrowers’ material breach of any representation or warranty, (iii) the Borrowers failure or refusal to perform, observe or comply with certain covenants, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold in excess of available insurance proceeds, (vii) the attempt to terminate or limit any portion of a guarantor’s obligations under a guaranty agreement, and (viii) a change in control.

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All of the obligations under the Credit Agreement are guaranteed by Lazydays Holdings, Inc., Lazy Days’ R.V. Center, Inc., Lazydays Land Holdings, LLC and all of the subsidiaries from time to time of Lazydays Holdings, Inc., (collectively, the “Guarantors”) other than domestic subsidiaries who join the Credit Agreement as a borrower and foreign subsidiaries. Under the Guaranty Agreement, dated as of March 15, 2018, executed by the Guarantors, the Guarantors, the Guarantors agree to guaranty, jointly and severally, and irrevocably and unconditionally, and as primary obligors, the due and punctual payment and performance of all obligations of the Borrowers under or in connection with the Credit Agreement. All of the obligations under the Credit Agreement are secured by all of the assets of the Borrowers and the Guarantors under the terms of the Security Agreement, dated as of March 15, 2018, entered into by the Borrowers, Guarantors and M&T as Administrative Agent.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, the Security Agreement, and the Guaranty Agreement, a copies of which are filed with this report as Exhibits 10.10, 10.11, and 10.12 and are incorporated herein by reference. Capitalized terms used in the foregoing summary and not defined are defined in the Credit Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneously with Closing, Holdco consummated the $94.8 million PIPE Investment and issued an aggregate of 600,000 shares of Series A Preferred Stock of Holdco (with a stated value of $60.0 million), 3,993,479 Holdco Shares and five-year warrants to purchase an additional 2,503,937 Holdco Shares exercisable at $11.50 per share as described in Item 2.01 above. Holdco issued the foregoing securities pursuant to Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. Each recipient represented its intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities. The recipients also had adequate access to information about Holdco.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement/Prospectus/Information Statement in the sections entitled “The Merger Proposals” beginning on page 57 and “The Merger Agreement” beginning on page 82, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

Immediately after giving effect to the Mergers, the conversion of Andina shares for cash and the PIPE Investment all as described above, there were 8,471,885 Holdco Shares issued and outstanding, 600,000 shares of Series A Preferred Stock of Holdco issued and outstanding, warrants (including pre-funded warrants) to purchase an aggregate of 5,998,436 Holdco Shares issued and outstanding and unit purchase options issued and outstanding exercisable to purchase an aggregate of 400,000 units at $10.00 per unit representing the right to receive an aggregate of 457,142 ordinary shares and 400,000 warrants to purchase 200,000 ordinary shares at $11.50 per share. The former stockholders of Lazydays hold 35.1% of the outstanding Holdco Shares and the investors in the PIPE Investment hold all of the shares of Series A Preferred Stock of Holdco, which would represent 41.3% of the outstanding Holdco Shares on an as-converted basis.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the Closing, Jordan Gnat was appointed as a Class A director serving until the annual meeting of stockholders to be held in 2019, Bryan Rich, Jr., Jerry Comstock and B. Luke Weil were appointed as Class B directors serving until the annual meeting to be held in 2020 and William Murnane, Christopher S. Shackelton and Jim Fredlake were appointed as Class C directors serving until the annual meeting to be held in 2021. Messrs. Fredlake (Chairman), Rich and Comstock were appointed to the Audit Committee, Messrs. Comstock (Chairman), Shackelton and Rich were appointed to the Nominating Committee and Messrs. Shackelton (Chairman) and Gnat were appointed to the Compensation Committee.

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On March 15, 2018, the board of directors (the “Board”) of Lazydays Holdings, Inc. (the “Company”) expanded the size of the Board from seven (7) to eight (8) directors effective immediately. In connection with the expansion, Ms. Erika Serow was appointed to the Board effective as of March 15, 2018 to fill the vacancy created by the Board’s expansion. Ms. Serow was appointed as a Class A director to hold office until the Company’s 2019 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Ms. Serow has been appointed to the Compensation Committee.

There is no arrangement or understanding between Ms. Serow and any other party pursuant to which Ms. Serow was appointed a director. There are no related party transactions between the Company and Ms. Serow.

Ms. Serow brings over 20 years of retail experience as an executive in the consulting and retail industries. Ms. Serow most recently served as Global President and U.S. CEO of Sweaty Betty, a UK-based women’s activewear company. Previously, Ms. Serow was Partner and Director at Bain and Company, Inc. and Head of Bain’s Americas Retail Practice. Ms. Serow held various executive positions during her 20 years at Bain and Company. Ms. Serow received an M.B.A. from Stanford University Graduate School of Business and a B.A. from Duke University.

William Murnane, Chief Executive Officer of Lazydays, became Chief Executive Officer of Holdco and Maura Berney, Chief Financial Officer of Lazydays, became Chief Financial Officer of Holdco.

Reference is made to the disclosure described in the Proxy Statement/Prospectus/Information Statement in the section entitled “The Director Election Proposal – Information about Executive Officer, Directors and Nominees” beginning on page 98 for biographical information about each of the directors and officers following the Mergers, which is incorporated herein by reference.

In addition, at the Meeting, Andina’s shareholders approved the Registrant’s 2018 Long-Term Incentive Equity Plan. A description of the plan is included in the Proxy Statement/Prospectus/Information Statement in the section entitled “The Incentive Compensation Plan Proposal” beginning on page 118, which is incorporated herein by reference.

Reference is made to the Proxy Statement/Prospectus/Information Statement section entitled “Certain Relationships and Related Person Transactions” beginning on page 174 for a description of certain transactions between the Registrant and certain of its directors and officers, which is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the transactions contemplated by the Merger Agreement, Holdco ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus/Information Statement in the sections entitled “The Merger Proposals” beginning on page 57 and “The Merger Agreement” beginning on page 82, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

Item 8.01.	Other Events

On March 15, 2018, Andina and Lazydays issued a joint press release announcing the completion of the Mergers, a copy of which is furnished as Exhibit 99.3 hereto.

The information set forth in this Item 8.01, including the text of the press releases attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

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Item 9.01.	Financial Statement and Exhibits.

(a)-(b)	Financial Statements.

The financial statements of Lazydays are included as Exhibit 99.1 to this Current Report on Form 8-K. The pro forma financial information for Lazydays are included as Exhibit 99.2 to this Current Report on Form 8-K. The financial statements of Andina are included in the Proxy Statement/Prospectus/Information Statement commencing on page F-1 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit no:	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2017, by and among Andina Acquisition Corp. II, Andina II Holdco Corp., Andina II Merger Sub Inc., Lazy Days’ R.V. Center, Inc. and A. Lorne Weil (included as Annex A to the p Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
3.1	Form of Amended and Restated Certificate of Incorporation of Lazydays (included as Annex B to the Proxy Statement/Prospectus/Information Statement).
3.2	Form of Bylaws of Lazydays (included as Annex B to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
3.3	Certificate of Designations of Series A Convertible Preferred Stock of Holdco (included as Annex D to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
4.1	Specimen Common Stock Certificate of Lazydays (filed as Exhibit 4.5 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
4.6	Form of Unit Purchase Option issued to EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 4.5 of Andina’s Form S-1/A filed on November 6, 2015).
4.7	Warrant Agreement between Continental Stock Transfer & Trust Company and Andina (incorporated by reference to Exhibit 4.7 of Andina’s Form S-1/A filed on November 6, 2015).
10.1	Registration Rights Agreement between Andina and certain security holders of Andina (incorporated by reference to Exhibit 10.1 of Andina’s Current Report on Form 8-K filed on December 1, 2015).
10.2	2018 Long-Term Incentive Plan (included as Annex C to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference)
10.3	Employment Agreement between Andina II Holdco Corp. and William Murnane (filed as Exhibit 10.11 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.4	Employment Agreement between Andina II Holdco Corp. and Maura Berney (filed as Exhibit 10.12 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.5.1	Form of Securities Purchase Agreement (Preferred) (filed as Exhibit 10.13.1 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.5.2	Form of Securities Purchase Agreement (Unit) (filed as Exhibit 10.13.2 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.6	Lease Agreement by and between Cars MTI-4 L.P., as Landlord, and LDRV Holdings Corp., as Tenant (filed as Exhibit 10.14 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.7	Lease Agreement between Chambers 3640, LLC, as Landlord, and Lazydays Mile HI RV, LLC, as Tenant (filed as Exhibit 10.15 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.8	Lease Agreement between 6701 Marketplace Drive, LLC, as Landlord, and Lazydays RV America, LLC, as Tenant (filed as Exhibit 10.16 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.9	Lease Agreement between DS Real Estate, LLC, as Landlord, and Lazydays RV Discount, LLC, as Tenant (filed as Exhibit 10.17 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference)
10.10	Credit Agreement (filed herewith)
10.11	Security Agreement (filed herewith)
10.12	Guaranty Agreement (filed herewith)
99.1	Financial Statements (filed herewith)
99.2	Pro Forma Financial Statements (filed herewith)
99.3	Press release dated March 15, 2018 (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2018

LAZYDAYS HOLDINGS, INC.

By:	/s/ William P. Murnane
Name:	William P. Murnane
Title:	Chief Executive Officer

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